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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-171634

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 Subject to Completion, Preliminary Prospectus Supplement Dated November 14, 2012

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 26, 2011)

Taylor Capital Group, Inc.

4,000,000 Shares of Perpetual Non-Cumulative Preferred Stock, Series A

        We are offering 4,000,000 shares of our perpetual non-cumulative preferred stock, Series A, with a liquidation preference of $25 per share (the "Preferred Stock"). Dividends on the Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee thereof, will be payable on the liquidation preference amount, on a non-cumulative basis, quarterly in arrears on the    day of            ,            ,             and            of each year, commencing on                        , at an annual rate equal to        %. If our board of directors or a duly authorized committee of the board has not declared a dividend on the Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not accrue or be payable for such dividend period, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Preferred Stock are declared for any future dividend period.

        We may redeem shares of the Preferred Stock (i) on any dividend payment date on or after            , 2017, in whole or in part, from time to time or (ii) prior to             , 2017, in whole, but not in part, upon the occurrence of a "regulatory capital treatment event," as described herein, in each case at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption. The Preferred Stock will not have any voting rights, except as described under "Description of the Preferred Stock—Voting Rights" below.

        Application has been made to list the Preferred Stock on the NASDAQ Global Select Market ("NASDAQ") under the symbol "TAYCO." If the application is approved, trading of the Preferred Stock is expected to commence within a 30-day period after the original issuance date of the Preferred Stock. Our common stock is listed on NASDAQ under the symbol "TAYC."

        The shares of Preferred Stock will be capital stock of Taylor Capital Group, Inc. and will not be equivalent to savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and will not be insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency or instrumentality.

        Investing in the Preferred Stock involves risks. See "Risk Factors" beginning on page S-11 to read about factors you should consider before buying the Preferred Stock.

        Neither the Securities and Exchange Commission ("SEC") nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price (1)	$	$
Underwriting discount and commissions	$	$
Proceeds, before offering expenses, to us (1)	$	$

(1)    The public offering price does not include dividends, if any, that may be declared. Dividends, if declared, will be calculated from the date of original issuance, which is expected to be November     , 2012.

        The underwriters expect to deliver the Preferred Stock in book-entry form only through the facilities of The Depository Trust Company ("DTC") against payment in New York, New York on or about November     , 2012.

Sandler O'Neill + Partners, L.P. Sole Book-Running Manager	Stifel Nicolaus Weisel
Janney Montgomery Scott	Boenning & Scattergood, Inc.

Prospectus Supplement dated                   , 2012.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any shares of our Preferred Stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information about our securities, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading "Where You Can Find More Information." If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to "we", "us", "our", the "Company" or similar references mean Taylor Capital Group, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or on our website at www.taylorcapitalgroup.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018, Attention: Investor Relations, telephone: (847) 653-7978.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this

S-ii

prospectus supplement and prior to the termination of this offering (other than information "furnished" rather than "filed" and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 4, 2012, for the quarter ended June 30, 2012, filed with the SEC on August 8, 2012, and for the quarter ended September 30, 2012, filed with the SEC on November 6, 2012;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 6, 2012, January 25, 2012 (except the information furnished under Items 2.02 and 7.01 thereof), January 31, 2012, March 30, 2012, April 6, 2012, April 19, 2012 (except the information furnished under Items 2.02 and 7.01 thereof), May 31, 2012 (except the information furnished under Item 7.01 thereof), June 6, 2012, June 14, 2012, June 20, 2012, July 18, 2012 (except the information furnished under Items 2.02 and 7.01 thereof), September 26, 2012 and October 17, 2012 (except the information furnished under Items 2.02 and 7.01 thereof); and

  •
  Our Definitive Proxy Statement related to our 2012 annual meeting of stockholders, as filed with the SEC on April 27, 2012.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to:

Taylor Capital Group, Inc.
Attention: Investor Relations
9550 West Higgins Road
Rosemont, Illinois 60018
Telephone number: (847) 653-7978

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "might," "contemplate," "plan," "predict," "potential," "should," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation:

  •
  Our business may be adversely affected by the highly regulated environment in which we operate.

  •
  Competition from financial institutions and other financial services providers may adversely affect our growth and profitability.

  •
  Our business is subject to the conditions of the local economy in which we operate and continued weakness in the local economy and the real estate markets may adversely affect us.

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  •
  Our business is subject to domestic and, to a lesser extent, international economic conditions and other factors, many of which are beyond our control and could adversely affect our business.

  •
  The preparation of our consolidated financial statements requires us to make estimates and judgments, which are subject to an inherent degree of uncertainty and which may differ from actual results.

  •
  Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

  •
  Our mortgage loan repurchase reserve for losses could be insufficient.

  •
  We are subject to interest rate risk, including interest rate fluctuations that could reduce our profitability.

  •
  The value of our mortgage servicing rights ("MSRs") portfolio may decrease in a declining interest rate environment.

  •
  Certain hedging strategies that we use to manage investments in MSRs may be ineffective to offset any adverse changes in the fair value of these assets due to changes in interest rates and market liquidity.

  •
  Our residential mortgage lending profitability could be significantly reduced if we are not able to originate and resell a high volume of mortgage loans.

  •
  We have counterparty risk and therefore we may be adversely affected by the soundness of other financial institutions.

  •
  We are subject to certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud. Our controls and procedures may fail or be circumvented.

  •
  We are dependent upon outside third parties for processing and handling of our records and data.

  •
  System failure or breaches of our network security, including with respect to our internet banking activities, could subject us to increased operating costs as well as litigation and other liabilities.

  •
  We are subject to lending concentration risks.

  •
  We may not be able to access sufficient and cost-effective sources of liquidity.

  •
  We are subject to liquidity risk, including unanticipated deposit volatility.

  •
  The repeal of federal prohibitions on payment of interest on business demand deposits could increase our interest expense.

  •
  Changes in our credit ratings could increase our financing costs or make it more difficult for us to obtain funding or capital on commercially acceptable terms.

  •
  As a bank holding company, we are dependent on the ability of our banking subsidiary to make dividends and distributions to us, and our other sources of funds are limited.

  •
  Our business strategy is dependent on our continued ability to attract, develop and retain highly qualified and experienced personnel in senior management and customer relationship positions.

  •
  Our reputation could be damaged by negative publicity.

  •
  New lines of business or new products and services may subject us to certain additional risks.

  •
  We may experience difficulties in managing our future growth.

S-iv

  •
  We are subject to changes in federal and state tax laws and changes in interpretation of existing laws.

  •
  Regulatory requirements, including rules recently jointly proposed by the U.S. Federal bank regulatory agencies to implement Basel III, growth plans or operating results may require us to raise additional capital, which may not be available on favorable terms or at all.

  •
  We have not paid a dividend on our common stock since the second quarter of 2008. In addition, regulatory restrictions and liquidity constraints at the holding company level could impair our ability to make distributions on our outstanding common and preferred stock, including the Preferred Stock.

        For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned "Risk Factors" in this prospectus supplement, the accompanying prospectus and our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made or may make with the SEC. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus supplement.

S-v

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Preferred Stock. You should pay special attention to the "Risk Factors" sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to determine whether an investment in the Preferred Stock is appropriate for you.

 The Company

        We are the holding company of Cole Taylor Bank (the "Bank"), a commercial bank headquartered in Chicago. The Bank specializes in serving the banking needs of closely-held businesses and the people who manage them. Through its national businesses, the Bank also provides services related to asset based lending, residential mortgage lending and commercial equipment leasing through a growing network of offices throughout the U.S. At September 30, 2012, we had assets of $5.1 billion, deposits of $3.6 billion and stockholders' equity of $448.0 million.

        Our primary businesses are commercial banking, commercial real estate lending, asset based lending, residential mortgage lending, commercial leasing and retail banking. Our target commercial banking customers are businesses in industries such as manufacturing, wholesale and retail distribution, transportation, construction contracting and professional services. Our clients are generally closely-held, middle-market companies with annual revenues between $5 million and $250 million. Our commercial banking activities primarily consist of providing loans for working capital, business expansion or acquisition, owner-occupied commercial real estate financing revolving lines of credit and stand-by and commercial letters of credit. We also offer treasury cash management services, including repurchase agreements, interest rate swap agreements, internet balance reporting, remote deposit capture, positive pay, automated clearing house products, imaged lock-box processing, controlled disbursement and account reconciliation. Our commercial and industrial lending group operates primarily in the Chicago area. Our commercial real estate lending team focuses on loans on income producing non-owner occupied commercial real estate and property development lending.

        In addition, through offices located across the U.S., we also offer asset based lending through Cole Taylor Business Capital, including revolving lines of credit supported by receivables and inventory and term loans supported by equipment and real estate. Our equipment leasing team, Cole Taylor Equipment Finance, is headquartered in Baltimore, Maryland and offers a full range of equipment finance options and specializes in originating and syndicating commercial equipment leases of U.S. middle market companies.

        We also originate, sell and service mortgage loans through Cole Taylor Mortgage, based in Ann Arbor, Michigan. We currently originate, sell or service mortgage loans in 48 states and the District of Columbia. Loan production is sourced through a national broker network, retail offices across the U.S. and from the Bank's banking centers (branches), located in the Chicago area. In addition to our lending activities, we offer deposit products, such as checking, savings and money market accounts, as well as time deposits through nine banking centers (branches) located in the Chicago area and through our on-line banking application. We also cross-sell products and services to the owners and executives of our business customers to help them meet their personal financial goals, including personal credit. In addition to commercial clients, we provide deposit and credit services to our community-based customers, typically individuals and small, local businesses located near one of our banking centers. We use third-party providers to offer investment management and brokerage services and have a relationship with an organization that provides electronic financial aid disbursements and payment services to the higher education industry.

        Our commercial and retail banking and deposit products are delivered by a single operations area located in Rosemont, Illinois. We have two separate and discrete operating segments, Banking and Mortgage Banking. Our principal executive office is located at 9550 West Higgins Road, Rosemont, Illinois 60018, and our phone number is (847) 653-7978.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find Additional Information" and "Incorporation of Certain Information By Reference" in this prospectus supplement.

 The Offering

        The following summary contains basic information about the Preferred Stock offered hereby and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Preferred Stock, you should read the section of this prospectus supplement entitled "Description of the Preferred Stock" beginning on page S-40.

Securities offered hereby	4,000,000 shares of our Perpetual Non-Cumulative Preferred Stock, Series A, with a liquidation preference of $25 per share.
No option to purchase additional shares	The underwriters will not have an option to purchase any additional shares of Preferred Stock in this offering.
Further issuances

We reserve the right to re-open this series of Preferred Stock and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the Preferred Stock offered by this prospectus supplement.

Public offering price	$25 per share.
Dividends

Dividends on the Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee thereof, will be payable on the liquidation preference amount of $25 per share, quarterly in arrears, at an annual rate equal to    %.

Dividends on the Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee thereof has not declared a dividend on the Preferred Stock before the dividend payment date for any dividend period, such dividend will not be cumulative and shall cease to accrue and be payable, and we will have no obligation to pay dividends accrued for such dividend period, whether or not dividends on the Preferred Stock are declared for any future dividend period.

Our ability to declare and pay dividends is limited by applicable regulatory restrictions, including the guidelines of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") applicable to bank holding companies.

Dividend payment dates

Dividends on the Preferred Stock will be payable when, as and if declared by our board of directors or a duly authorized committee thereof on the      day of            ,            ,             and            of each year, commencing on                        . If any date on which dividends would otherwise be paid is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

No maturity	The Preferred Stock will be perpetual and will have no maturity date.
Redemption

We may redeem shares of the Preferred Stock (i) on any dividend payment date on or after                , 2017, in whole or in part, from time to time or (ii) prior to                , 2017, in whole, but not in part, upon the occurrence of a "regulatory capital treatment event," as described below under "Description of the Preferred Stock—Redemption—Optional Redemption," in each case at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve Board (including any successor bank regulatory authority that may become our appropriate federal banking agency) and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve Board or successor bank regulatory authority applicable to a redemption of the Preferred Stock.

The holders of the Preferred Stock will not have the right to require a redemption.
Ranking	The Preferred Stock will rank, as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up:
• senior to our common stock and the Nonvoting Convertible Preferred Stock and to any other class or series we may issue in the future ranking junior to the Preferred Stock;

•

equal to the Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred"), and to any series of preferred stock we may issue in the future ranking equal to the Preferred Stock; and

• junior to any series of preferred stock we may issue in the future ranking senior to the Preferred Stock and to all of our existing and future debt obligations.

Liquidation rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock will be entitled to receive liquidating distributions of $25 per share, plus any declared and unpaid dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock, including the Nonvoting Convertible Preferred Stock, and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Preferred Stock upon liquidation and the rights of our depositors and other creditors with respect to the distribution of assets. If we fail to pay in full all amounts payable with respect to the Preferred Stock and any stock having the same rank upon liquidation, dissolution or winding-up as the Preferred Stock, including the Series B Preferred, the holders of the Preferred Stock and such other parity stock will share in any distribution of assets in proportion to the full respective liquidating distribution to which they are entitled. After the holders of the Preferred Stock and such other parity stock are paid in full, they will have no right or claim to any of our remaining assets.

Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

Voting rights

Holders of the Preferred Stock will not have voting rights, except with respect to authorizing or increasing senior stock, certain changes in terms of the Preferred Stock, the election of two directors in connection with certain dividend non-payments and as otherwise required by applicable law.

Preemptive and conversion rights	Holders of the Preferred Stock will not have any preemptive or conversion rights.
Listing

Application has been made to list the Preferred Stock on NASDAQ under the symbol "TAYCO. " If the application is approved, trading of the Preferred Stock on NASDAQ is expected to commence within a 30-day period after the original issuance date of the Preferred Stock.

Risk factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in the Preferred Stock.

Tax consequences

The material U.S. federal income tax consequences of purchasing, owning and disposing of the Preferred Stock are described in "Material U.S. Federal Income Tax Considerations." You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Use of proceeds after expenses	We expect to receive net proceeds from this offering of approximately $ million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to facilitate the further expansion of our national businesses (Cole Taylor Mortgage, Cole Taylor Business Capital and Cole Taylor Equipment Finance) and our Chicago commercial banking business and for general corporate purposes. The increase in our regulatory capital provided by the net proceeds of this offering is intended to support the expansion of the Bank, including additions to our MSR portfolio and increased commercial lending, and may also include expansion of our branch network and bank acquisitions. Other uses of the net proceeds may include repurchasing or redeeming capital instruments issued by us and reducing wholesale borrowings.

Transfer agent, paying agent and registrar	Computershare Trust Company, N.A.

Selected Financial Data

        You should read the following selected consolidated financial data with our consolidated financial statements and notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The following table sets forth select consolidated financial data for us at and for each of the years in the five-year period ended December 31, 2011 and the nine months ended September 30, 2012 and 2011. The selected statements of operations data for the years ended December 31, 2011, 2010 and 2009, and the selected balance sheet data as of December 31, 2011 and 2010 presented below under the caption "Taylor Capital Group, Inc." have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected statements of operations data for the years ended December 31, 2008 and 2007 and the selected balance sheet data dated as of December 31, 2009, 2008 and 2007 presented below under the caption "Taylor Capital Group, Inc." have been derived from our audited consolidated financial statements that are not incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected statements of operation data for the nine months ended September 30, 2012 and 2011, and the selected balance sheet data as of September 30, 2012 and 2011 presented under the caption "Taylor Capital Group, Inc." have been derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the results expected for the full year or any other interim periods. The unaudited consolidated financial data include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements in accordance with U.S. generally accepted accounting principles. The selected financial data presented below under the caption "Cole Taylor Bank" is derived from unaudited financial statements of the Bank. Results from past periods are not necessarily indicative of results that may be expected for any future period.

	For the nine months ended September 30,		For the years ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(dollars in thousands, except per share data)
TAYLOR CAPITAL GROUP, INC. (consolidated):
Statements of Operations Data:
Net interest income	$109,376	$99,148	$134,414	$136,074	$122,911	$92,351	$104,705
Provision for loan losses	8,350	38,303	49,258	143,127	89,611	144,158	31,900

Net interest income (loss) after provision for loan losses	101,026	60,845	85,156	(7,053)	33,300	(51,807)	72,805
Noninterest income:
Service charges	10,069	8,483	11,481	11,282	11,306	9,136	7,709
Mortgage banking revenue	81,220	11,331	20,384	14,261	—	—	—
Gain (loss) on sales of investment securities	3,976	4,938	4,944	41,376	17,595	(2,399)	—
Other noninterest income	7,820	7,952	12,433	5,764	4,690	5,700	9,002

Total noninterest income	103,085	32,704	49,242	72,683	33,591	12,437	16,711
Noninterest expense:
Salaries and employee benefits	88,939	45,334	64,736	54,073	42,914	47,855	37,771
Goodwill impairment	—	—	—	—	—	—	23,237
Other noninterest expense	47,514	39,213	51,657	64,163	54,693	45,515	33,517

Total noninterest expense	136,453	84,547	116,393	118,236	97,607	93,370	94,525

Income (loss) before income taxes	67,658	9,002	18,005	(52,606)	(30,716)	(132,740)	(5,009)
Income tax expense (benefit)	27,215	207	(73,110)	1,217	834	(8,212)	4,561

Net income (loss)	40,443	8,795	91,115	(53,823)	(31,550)	(124,528)	(9,570)
Preferred dividends and discounts	(5,247)	(7,411)	(19,646)	(25,455)	(11,483)	(18,830)	—

Net income (loss) applicable to common stockholders	$35,196	$1,384	$71,469	$(79,278)	$(43,033)	$(143,358)	$(9,570)

	For the nine months ended September 30,		For the years ended December 31,
	2012	2011	2011	2010		2009		2008		2007
	(dollars in thousands, except per share data)
Common Share Data:
Basic earnings (loss) per share	$1.18	$0.07	$3.45	$(5.27)		$(4.10)		$(13.72)		$(0.89)
Diluted earnings (loss) per share	1.15	0.07	3.45	(5.27)		(4.10)		(13.72)		(0.89)
Cash dividends per common share	—	—	—	—		—		0.10		0.40
Book value per common share	11.97	7.37	10.84	3.97		9.02		13.47		24.10
Dividend payout ratio	N.M.	N.M.	N.M.	N.M.		N.M.		N.M.		N.M.
Weighted average shares—basic earnings per share	28,220,962	19,066,380	19,474,273	15,049,868		10,492,911		10,450,177		10,782,316
Weighted average shares—diluted earnings per share	28,989,066	19,066,380	19,499,275	15,049,868		10,492,911		10,450,177		10,782,316
Shares outstanding—end of period	28,727,580	20,312,842	28,360,076	17,877,708		11,076,707		11,115,936		10,551,994
Balance Sheet Data (at end of period):
Total assets	$5,136,975	$4,503,234	$4,685,810	$4,483,854		$4,403,502		$4,388,889		$3,556,463
Investment securities	1,212,139	1,309,579	1,279,676	1,254,477		1,271,271		1,094,594		892,371
Total loans	3,508,314	3,022,128	3,114,283	3,094,358		3,035,328		3,233,261		2,533,333
Allowance for loan losses	79,667	105,805	103,744	124,568		106,185		128,548		54,681
Total deposits	3,558,682	2,926,281	3,123,211	3,026,906		2,976,800		3,131,046		2,580,192
Other borrowings(1)	80,434	180,755	168,133	511,008		337,669		275,560		389,054
Notes payable and other advances	810,000	872,500	747,500	505,000		627,000		462,000		205,000
Junior subordinated debentures	86,607	86,607	86,607	86,607		86,607		86,607		86,607
Subordinated notes, net	33,274	89,436	89,648	88,835		55,695		55,303		—
Preferred stock	103,372	139,125	102,055	137,893		158,844		157,314		—
Common stockholders' equity	344,202	149,805	307,473	70,908		99,962		149,773		254,256
Total stockholders' equity	447,574	288,930	409,528	208,801		258,806		307,087		254,256
Earnings Performance Data:
Return (loss) on average assets	1.11%	0.27%	2.06%	(1.20)%		(0.70)%		(3.27)%		(0.28)%
Return (loss) on average stockholders' equity	12.78	5.03	36.73	(19.54)		(10.74)		(51.01)		(3.47)
Net interest margin (non tax-equivalent)(2)	3.21	3.10	3.12	3.12		2.77		2.46		3.22
Noninterest income to revenues	42.68	18.75	20.75	25.85		13.24		5.73		6.86
Efficiency ratio(3)	65.41	65.95	64.60	70.64		70.27		87.11		77.85
Loans to deposits	98.58	103.28	99.71	102.23		101.97		103.26		98.18
Average interest-earning assets to average interest-bearing liabilities	132.18	123.33	124.18	122.59		125.32		120.66		122.78
Ratio of earnings to fixed charges and preferred stock dividends:(4)
Including interest on deposits	2.52x	0.96x	1.06x	0.25x		0.59x		(0.16	)x	0.96x
Excluding interest on deposits	3.43x	0.93x	1.10x	(0.47	)x	(0.00	)x	(3.63	)x	0.82x
Asset Quality Ratios:
Allowance for loan losses to total loans (excluding loans held for sale)	2.58%	3.68%	3.54%	4.39%		3.60%		3.98%		2.16%
Allowance for loan losses to nonperforming loans(5)	128.30	87.06	100.66	77.98		75.06		64.15		72.27
Net loan charge-offs to average total loans	1.32	2.61	2.37	4.11		3.53		2.52		0.59
Nonperforming assets to total loans plus repossessed property(6)	2.57	4.94	4.40	6.12		5.48		6.58		3.09
Capital Ratios:
Total stockholders' equity to assets—end of period	8.71%	6.42%	8.74%	4.66%		5.88%		7.00%		7.15%
Average stockholders' equity to average assets	8.69	5.33	5.62	6.13		6.55		6.41		8.21
Leverage ratio	9.43	7.83	8.84	6.89		7.60		8.73		9.40
Tier 1 Capital Ratio	12.29	10.08	11.22	8.93		9.79		10.22		11.44
Total Capital Ratio	14.41	13.63	14.72	12.98		12.72		13.02		12.74
COLE TAYLOR BANK:
Net income (loss)	$45,821	$17,480	$90,576	$(44,721)		$(23,977)		$(117,196)		$(2,971)
Return (loss) on average assets	1.26%	0.53%	2.06%	(0.10)%		(0.54)%		(3.08)%		(0.09)%
Stockholder's equity to assets—end of period	10.18	8.58	9.94	6.53		6.95		7.36		8.82
Leverage ratio	9.48	8.14	8.53	7.05		6.77		7.11		8.74
Tier 1 Capital ratio	12.34	10.47	10.85	9.13		8.73		8.32		10.62
Total Capital ratio	13.60	13.06	13.42	12.04		11.64		11.12		11.88

N.M. Not Meaningful

(1)
Other borrowings includes $128.1 million of other borrowings due within one year as of December 31, 2011.

(2)
Net interest margin is determined by dividing net interest income, as reported, by average interest-earning assets.

(3)
The efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses on investment securities.

(4)
For purposes of calculating the ratio of earnings to fixed charges and, preferred stock dividends, earnings consist of earnings (loss) before income taxes plus interest and rent expense. Fixed charges consist of interest expense, rent expense and preferred stock dividends. The preferred stock dividends amount is on a gross basis to represent the pre-tax income equivalent assuming an estimated tax rate of 35%. As of September 30,

  2012, there were 1,282,674 shares of our Nonvoting Convertible Preferred Stock outstanding. The Nonvoting Convertible Preferred Stock, which was issued on March 29, 2012 in exchange for a total of 405,330 shares of Nonvoting Convertible Preferred Stock, Series D, and 877,344 shares of Non-Voting Convertible Preferred Stock, Series G, is entitled to receive dividends only when, as and if declared by our board of directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of our common stock into which such shares of Nonvoting Convertible Preferred Stock would be convertible pursuant to its terms.

(5)
Nonperforming loans consist of nonaccrual loans and loans contractually past due 90 days or more but still accruing interest.

(6)
Nonperforming assets consist of nonperforming loans and other real estate owned and other repossessed assets.

 Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

        The following table sets forth our ratios of earnings to fixed charges and preferred stock dividends for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings (loss) before income taxes plus interest and rent expense. Fixed charges consist of interest expense and rent expense. "Fixed charges including interest on deposits" consists of all interest expense on deposits and other debt and the amortization of debt issuance costs. The calculation of interest included in operating lease rental expense is representative of the interest factor attributable to the lease payment. The preferred stock dividends amount consists solely of the amount due on our Series B Preferred, and is on a gross basis to represent the pre-tax income equivalent assuming an estimated tax rate of 35%.

        If we do not redeem the outstanding shares of our Series B Preferred prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the annual dividend rate increasing from 5.0% to 9.0%, which would adversely affect our ratio of earnings to fixed charges and preferred stock dividends.

	For the nine months ended September 30,		For the years ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Including Interest on Deposits(1)(2)	2.52x	0.96x	1.06x	0.25x	0.59x	(0.16)x	0.96x	(3)
Excluding Interest on Deposits(1)(2)	3.43x	0.93x	1.10x	(0.47)x	(0.00)x	(3.63)x	0.82x	(3)

(1)
As of the date of this prospectus supplement, there were 1,282,674 shares of Nonvoting Convertible Preferred Stock outstanding. The Nonvoting Convertible Preferred Stock is entitled to receive dividends only when, as and if declared by our board of directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares common stock into which such shares of the Nonvoting Convertible Preferred Stock would be convertible pursuant to its terms.

(2)
For the years ended December 31, 2010, 2009, 2008 and 2007, and for the period ended September 30, 2011, the coverage deficiency was $67.5 million, $48.4 million, $136.0 million, $5.0 million and $2.4 million, respectively, both including and excluding interest on deposits.

(3)
No shares of our preferred stock were outstanding during the year ended December 31, 2007, and accordingly, we did not pay preferred stock dividends during this period.

RISK FACTORS

        An investment in the Preferred Stock involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Preferred Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Relating to our Business

We may be materially and adversely affected by the highly regulated environment in which we operate.

        We and the Bank are subject to extensive federal and state regulation, supervision and examination. Banking regulations are primarily intended to protect depositors' funds, FDIC funds, customers and the banking system as a whole, rather than stockholders. These regulations affect our lending practices, capital structure, investment practices, dividend policy and growth, among other things.

        As a bank holding company, we are subject to regulation and supervision primarily by the Federal Reserve Board. The Bank, as an Illinois-chartered state member bank, is subject to regulation and supervision by both the Illinois Department of Financial and Professional Regulation ("IDFPR") and the Federal Reserve Board. We and the Bank undergo periodic examinations by these regulators, which have extensive discretion and authority to prevent or remedy unsafe or unsound practices or violations of law by banks and bank holding companies.

        The primary federal and state banking laws and regulations that affect us are described in our Annual Report on Form 10-K for the year ended December 31, 2011 under the section captioned "Supervision and Regulation" in Item 1. Business and incorporated herein by reference. These laws, regulations, rules, standards, policies and interpretations are constantly evolving and may change significantly over time. For example, on July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was signed into law, which significantly changed the regulation of financial institutions and the financial services industry. The Dodd-Frank Act, together with the regulations to be developed thereunder, includes provisions affecting large and small financial institutions alike, including several provisions that will affect how community banks, thrifts and small bank and thrift holding companies will be regulated in the future. In addition, the Federal Reserve Board has adopted numerous new regulations addressing banks' overdraft and mortgage lending practices. Further, the Bureau of Consumer Financial Protection was recently established, with broad powers to supervise and enforce consumer protection laws, and additional consumer protection legislation and regulatory activity is anticipated in the near future.

        In September 2010, the Group of Governors and Heads of Supervision, the oversight body of the Basel Committee on Banking Supervision, adopted Basel III, which constitutes a strengthened set of capital requirements for banking organizations in the U.S. and around the world. Basel III is currently the subject of notices of proposed rulemakings released in June of 2012 by the respective U.S. Federal bank regulatory agencies. The comment period for these notices of proposed rulemakings ended on October 22, 2012, but final regulations have not yet been released. Basel III is intended to be implemented beginning January 1, 2013 and to be fully-phased in on a global basis on January 1, 2019. However, on November 9, 2012, the U.S. Federal bank regulatory agencies announced that the implementation of the proposed rules under Basel III was indefinitely delayed. Basel III would require capital to be held in the form of tangible common equity, generally increase the required capital ratios, phase out certain kinds of intangibles treated as capital and certain types of instruments, like trust preferred securities, and change the risk weightings of assets used to determine required capital ratios.

        Such changes, including changes regarding interpretations and implementation, could affect us in substantial and unpredictable ways and could have a material adverse effect on us. Further, such changes could subject us to additional costs, limit the types of financial services and products we may offer, and/or increase the ability of non-banks to offer competing financial services and products, among other things.

        Failure to comply with applicable laws, regulations or policies could result in sanctions by regulatory agencies, civil monetary penalties, and/or damage to our reputation, which could have a material adverse effect on us. Although we have policies and procedures designed to mitigate the risk of any such violations, there can be no assurance that such violations will not occur.

        The policies of the Federal Reserve Board also have a significant impact on us. Among other things, the Federal Reserve Board's monetary policies directly and indirectly influence the rate of interest earned on loans and paid on borrowings and interest-bearing deposits, and can also affect the value of financial instruments we hold and the ability of borrowers to repay their loans, which could have a material adverse effect on us.

Competition from financial institutions and other financial services providers may adversely affect our growth and profitability and have a material adverse effect on us.

        We operate in a highly competitive industry and experience intense competition from other financial institutions in our market. We compete with these institutions in making loans, attracting deposits and recruiting and retaining talented people. We also compete with nonbank financial service providers, including mortgage companies, finance companies, mutual funds and credit unions. Many of these competitors are not subject to the same regulatory restrictions that we are and may be able to compete more effectively as a result. We have observed that the competition in our market for making commercial loans has resulted in more competitive pricing and credit structure, as well as intense competition for qualified commercial lending officers. We also may face a competitive disadvantage as a result of our smaller size, limited branch network, narrower product offerings and lack of geographic diversification as compared to some of our larger competitors. Although our competitive strategy is to provide a distinctly superior customer and employee experience, we can give no assurance that this strategy will be successful. Our growth and profitability depend on our continued ability to compete effectively within our market area and our inability to do so could have a material adverse effect on us.

Our business is subject to the conditions of the local economy in which we operate and continued weakness in the local economy and the real estate markets may materially and adversely affect us.

        Our success is dependent to a large extent upon the general economic conditions in the Chicago area, where most of our banking and financial services are provided. Accordingly, the local economic conditions in Chicago have a significant impact on the demand for our products and services as well as the ability of our customers to repay loans, the value of the collateral securing loans and the stability of our deposit funding sources.

        Our operating results have been negatively impacted by the historically high level of nonperforming loans in our commercial loan portfolio. Continued weakness in the Chicago area economy has had and may continue to have a material adverse effect on us, including higher provisions for loan losses and net loan charge-offs, lower net interest income caused by an increase in nonaccrual loans, and higher legal and collection costs. In addition, we may be required to continue to devote substantial additional attention and resources to nonperforming asset management rather than focusing on business growth activities. Continued adverse conditions in the local economy could also reduce demand for new loans and other financial services and impair our ability to attract and retain deposits.

Our business is subject to domestic and, to a lesser extent, international economic conditions and other factors, many of which are beyond our control and could materially and adversely affect us.

        From December 2007 through June 2009, the U.S. economy was in recession. Business activity across a wide range of industries and regions in the U.S. was greatly reduced. Although general economic conditions have improved, certain sectors, such as real estate and manufacturing, remain weak, and unemployment remains at historically high levels, including within the Chicago area, where most of our customers are located. In addition, local governments and many businesses continue to experience serious difficulty due to lower consumer spending and decreased liquidity in the credit markets.

        Market conditions also led to the failure or merger of several prominent financial institutions and numerous regional and community-based financial institutions. These failures, as well as projected future failures, have had a significant negative impact on the capitalization level of the deposit insurance fund of the FDIC (the "DIF"), which, in turn, has led to a significant increase in deposit insurance premiums paid by financial institutions.

        Our financial performance generally, and in particular the ability of customers to pay interest on and repay principal of outstanding loans and the value of collateral securing those loans, as well as demand for loans and other products and services we offer, is highly dependent upon the business environment in the markets where we operate, in the state of Illinois generally and in the U.S. as a whole. A favorable business environment is generally characterized by, among other factors: economic growth; efficient capital markets; low inflation; low unemployment; high business and investor confidence; and strong business earnings. Unfavorable or uncertain economic and market conditions can be caused by: declines in economic growth, business activity or investor or business confidence; limitations on the availability or increases in the cost of credit and capital; increases in inflation or interest rates; high unemployment; natural disasters; or a combination of these or other factors.

        Further, concerns about the European Union's sovereign debt crisis have also caused uncertainty for financial markets globally. Such risks could indirectly affect us by affecting our hedging or other counterparties, as well as our customers with European businesses or assets denominated in the euro or companies in our market with European businesses or affiliates.

        Overall, during 2011 and into 2012, the business environment was unfavorable for many households and businesses in the U.S. While economic conditions in the Chicago area, the state of Illinois and the U.S. have generally improved since the recession, there can be no assurance that this improvement will continue or occur at a meaningful rate. Such conditions could materially and adversely affect us.

The preparation of our consolidated financial statements requires us to make estimates and judgments, which are subject to an inherent degree of uncertainty and which may differ from actual results.

        Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles and general reporting practices within the financial services industry, which require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Some accounting policies, such as those pertaining to our allowance for loan losses and deferred tax asset and the necessity of any related valuation allowance, require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty and actual results may differ from these estimates and judgments under different assumptions or conditions, which may have a material adverse effect on our financial condition or results of operations in subsequent periods.

Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio, which could have a material adverse effect on us.

        Making loans is a substantial part of our business, and every loan we make is subject to the risk that it will not be repaid or that any underlying collateral in the case of secured loans will not be sufficient to assure full repayment. Among other things, the risk of non-payment is affected by:

  •
  changes in economic, market and industry conditions;

  •
  the credit risks associated with the particular borrower and type of loan;

  •
  cash flow of the borrower and/or the project being financed;

  •
  the duration of the loan; and

  •
  opportunities to identify potential loan repayment issues when remedial action may be most effective.

        We maintain an allowance for loan losses, which is established through an accounting reserve established through a provision for loan losses charged to expense, which we believe is adequate to provide for probable losses inherent in our loan portfolio as of the corresponding balance sheet date. The determination of the appropriate level of the allowance for loan losses involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which are subject to material changes. Continuing deterioration in or stagnation of economic conditions affecting borrowers, new information regarding existing loans and any underlying collateral, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in our allowance for loan losses.

        In addition, our federal and state regulators periodically review our allowance for loan losses and, based on judgments that may differ from those of our management, may require an increase in our provision for loan losses or the recognition of further loan charge-offs. Further, if loan charge-offs in future periods exceed our allowance for loan losses, we will need additional provisions to increase the allowance. Any increases in our allowance for loan losses will result in a decrease in net income and, possibly, capital, and may have a material adverse effect on us. See the section captioned "Allowance for Loan Losses" in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations located in our Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference herein for further discussion related to the process for determining the appropriate level of our allowance for loan losses.

Our mortgage loan repurchase reserve for losses could be insufficient.

        We currently maintain a repurchase reserve, which is a liability on our consolidated balance sheets, to reflect our best estimate of expected losses that we have incurred on loans that we have sold or securitized into the secondary market and must subsequently repurchase or with respect to which we must indemnify the purchasers and insurers because of violations of customary representations and warranties. Increases to this reserve for current loan sales reduce mortgage banking revenue. The level of the reserve reflects management's continuing evaluation of loss experience on repurchased loans, indemnifications and present economic conditions, as well as the actions of loan purchasers and guarantors. The determination of the appropriate level of the secondary market reserve inherently involves a high degree of subjectivity and requires us to make estimates of repurchase risks and expected losses subsequently experienced. Both the assumptions and estimates used could be inaccurate, resulting in a level of reserve that is less than actual losses. If additional reserves are required, it could have a material adverse effect on our business, financial condition and results of operations.

We are subject to interest rate risk, including interest rate fluctuations, that could have a material adverse effect on us.

        Our earnings and cash flows are largely dependent upon our net interest income. Net interest income is the difference between interest income earned on interest-earning assets such as loans and securities and interest expense paid on interest-bearing liabilities such as deposits and borrowed funds. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Open Market Committee of the Federal Reserve Board.

        Changes in monetary policy, including changes in interest rates, could influence not only the interest we receive on loans and securities and the amount of interest we pay on deposits and borrowings, but such changes could also affect:

  •
  our ability to originate loans and obtain deposits;

  •
  the fair value of our financial assets and liabilities; and

  •
  the average duration of our securities portfolio.

        If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and other investments, our net interest income, and therefore, earnings and cash flows, could be adversely affected. Earnings and cash flows could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowings.

        Although management believes it has implemented effective asset and liability management strategies, including the use of derivatives as hedging instruments, to reduce the potential effects of changes in interest rates on our results of operations, if these strategies prove ineffective, or if any substantial, unexpected and prolonged change in market interest rates occurs, such events could have a material adverse effect on us.

Increasing our MSR portfolio may increase the volatility of our earnings, and certain hedging strategies that we use to manage investment in MSRs may be ineffective to offset any adverse changes in the fair value of these assets due to changes in interest rates and market liquidity.

        We continue to expand our mortgage origination operations, and we are currently expanding our residential mortgage servicing business. As a result of our mortgage servicing business, we have a sizeable portfolio of MSRs. An MSR is the right to service a mortgage loan—collect principal, interest and escrow amounts—for a fee. We invest in MSRs to support mortgage banking strategies and diversify revenue streams from our mortgage banking segment.

        The primary risk associated with MSRs is that in a declining interest rate environment, they will likely lose a substantial portion of their value as a result of higher than anticipated prepayments. Moreover, if prepayments are greater than expected, the cash we receive over the life of the mortgage loans would be reduced. Conversely, these assets generally increase in value in a rising interest rate environment to the extent that prepayments are slower than previously estimated. Although we invest in MSRs to diversify the revenue streams from our mortgage banking segment, the increasing size of our MSR portfolio may increase our interest rate risk and correspondingly, the volatility of our earnings, especially if we cannot adequately hedge our MSRs.

        We measure and carry all our residential MSRs using the fair value measurement method. Fair value is determined as the present value of estimated future net servicing income, calculated based on a number of variables, including assumptions about the likelihood of prepayment by borrowers. The value of MSRs and the income they provide tend to be counter-cyclical to the changes in production volumes and gain on sale of loans. We also enter into derivatives to hedge MSRs to offset changes in fair value resulting from the actual or anticipated changes in prepayments and changing interest rate environments. Our hedging strategies are highly susceptible to prepayment risk, basis risk, market volatility and changes in the shape of the yield curve, among other factors. In addition, hedging strategies rely on assumptions and projections regarding assets and general market factors. If these assumptions and projections prove to be incorrect or our hedging strategies do not adequately mitigate the impact of changes in interest rates or prepayment speeds, we may incur losses that would adversely impact earnings.

If we are required to reduce the carrying value of the asset relating to our MSRs, our financial condition and results of operations would be negatively affected.

        At September 30, 2012, our MSRs had a fair value of approximately $53.2 million. Changes in fair value of our MSRs are recorded to earnings in each period. Because of the current interest rate environment and the increasing rate and speed of mortgage refinancings, it is possible that the fair value of our MSRs may be reduced in the future. If such changes in fair value significantly reduce the carrying value of our MSRs, our financial condition and results of operations would be negatively affected.

Increasing dependence on our mortgage business may increase volatility in our consolidated revenues and earnings, and our residential mortgage lending profitability could be significantly reduced if we are not able to originate and resell a high volume of mortgage loans.

        For the nine months ended September 30, 2012, Cole Taylor Mortgage contributed approximately 43.5% of the consolidated revenues and 62.1% of the consolidated net income available for our common stockholders. As a result of the factors set forth below with respect to our mortgage business, we could experience significant volatility in our consolidated revenue and consolidated net income available for common stockholders.

        Mortgage production, especially refinancings, decline in rising interest rate environments. While we have been experiencing historically low interest rates, the low interest rate environment likely will not continue indefinitely. When interest rates increase, there can be no assurance that our mortgage production will continue at current levels. Because we sell a substantial portion of the mortgage loans we originate, the profitability of our mortgage banking operations depends in large part upon our ability to aggregate a high volume of loans and sell them in the secondary market at a gain. Thus, in addition to our dependence on the interest rate environment, we are dependent upon (i) the existence of an active secondary market and (ii) our ability to profitably sell loans into that market.

        Our ability to sell mortgage loans readily is dependent upon the availability of an active secondary market for single-family mortgage loans, which in turn depends in part upon the continuation of programs currently offered by the government sponsored enterprises ("GSEs") and other institutional and non-institutional investors. These entities account for a substantial portion of the secondary market in residential mortgage loans. Because the largest participants in the secondary market are GSEs whose activities are governed by federal law, any future changes in laws that significantly affect them could, in turn, materially and adversely affect us. The impact on us of existing proposals to reform Fannie Mae and Freddie Mac, which were placed into conservatorship in 2008, is difficult to predict. In addition, our ability to sell mortgage loans readily is dependent upon our ability to remain eligible for the programs offered by GSEs and other market participants. Our ability to remain eligible to originate and securitize government insured loans may also depend on having an acceptable peer-relative delinquency ratio for Federal Housing Administration loans.

        Any significant impairment of our eligibility with any of the GSEs could materially and adversely affect us. Further, the criteria for loans to be accepted under such programs may be changed from time-to-time by the sponsoring entity which could result in a lower volume of corresponding loan originations or other administrative costs.

Our business may be adversely affected by the revised capital requirements under the proposed Basel III capital rules.

        On September 12, 2010, the Group of Governors and Heads of Supervision, the oversight body of the Basel Committee on Banking Supervision, announced agreement to a strengthened set of capital requirements for banking organizations in the U.S. and around the world, known as Basel III. On June 12, 2012, the U.S. Federal bank regulatory agencies formally proposed for comment, in three separate but related proposals, rules to implement Basel III. The "Basel III Proposal" is applicable to all U.S. banks that are subject to minimum capital requirements, including federal and state banks, as well as to bank and savings and loan holding companies other than "small bank holding companies" (generally bank holding companies with consolidated assets of less than $500 million). If adopted, the Basel III Proposal is expected to have a direct impact on us and the Bank. The comment period for these notices of proposed rulemaking ended October 22, 2012, but final regulations have not yet been released. On November 9, 2012, the U.S. Federal bank regulatory agencies announced that the implementation of the proposed rules under Basel III was indefinitely delayed.

        Under the Basel III Proposal, a number of instruments that now qualify as Tier 1 capital will not qualify, or their qualification will change. If implemented, the Basel III Proposal will impose a 15% cap on the amount of common equity Tier 1 capital that can be met, in the aggregate, through significant investments in the common shares of unconsolidated financial subsidiaries, MSRs, and deferred tax assets through timing differences, with a further limitation of 10% on the amount of each of the three individual items that may be included in common equity Tier 1 capital. In addition, under the Basel III Proposal, after a 10-year phase-out period beginning in January 2013, trust preferred and other "hybrid" securities will no longer qualify as Tier 1 capital. Moreover, MSR deductions are to be phased in over a five-year period beginning in 2014. At September 30, 2012, we had $53.2 million of MSRs and $86.6 million of trust preferred securities, which were included as Tier 1 capital. The Basel III Proposal, if implemented, will impose limits on our ability to meet our regulatory capital requirements through the use of MSRs, trust preferred securities, or other "hybrid" securities, if applicable. Pending final rules for Basel III and subsequent regulatory interpretation, there remains a degree of uncertainty on the full impact of Basel III.

        If we or the Bank fail to satisfy regulatory capital requirements, we or the Bank may be subject to serious regulatory sanctions ranging in severity from being precluded from making acquisitions or engaging in new activities to becoming subject to informal or formal supervisory actions by our regulators. If any of these were to occur, such actions could prevent us from successfully executing our business plan and have a material adverse effect on our business, results of operations, and financial position.

We have counterparty risk and therefore we may be materially and adversely affected by the soundness of other financial institutions.

        Our ability to engage in routine funding and other transactions could be materially and negatively affected by the actions and the soundness of other financial institutions. Financial services institutions are generally interrelated as a result of trading, clearing, counterparty, credit or other relationships. We have exposure to many different industries and counterparties and regularly engage in transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks and other institutional customers. Many of these transactions may expose us to credit or other risks if another financial institution experiences adverse circumstances. In certain circumstances, the collateral that we hold may be insufficient to fully cover the risk that a counterparty defaults on its obligations, which may cause us to experience losses that could have a material adverse effect on us.

We are subject to certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud. Our controls and procedures may fail or be circumvented.

        There have been a number of highly publicized cases involving fraud or other misconduct by employees of financial services firms in recent years. Misconduct by our employees could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of our customers or improper use of confidential information. Employee fraud, errors and employee and customer misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. It is not always possible to prevent employee errors and misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Employee errors could also subject us to civil claims for negligence.

        We maintain a system of internal controls and procedures designed to reduce the risk of loss from employee or customer fraud or misconduct, employee errors and operational risks, including data processing system failures and errors and customer or employee fraud. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on us.

We are dependent upon outside third parties for processing and handling of our records and data.

        We rely on software developed by third party vendors to process various Company transactions. In some cases, we have contracted with third parties to run their proprietary software on our behalf. These systems include, but are not limited to, general ledger, payroll, employee benefits, loan and deposit processing, mortgage origination, secondary marketing, MSRs, servicing of mortgage loans and securities portfolio management. While we perform a review of controls instituted by the applicable vendor over these programs in accordance with industry standards and perform our own testing of user controls, we must rely on the continued maintenance of controls by these third party vendors, including safeguards over the security of customer data. In addition, we maintain, or contract with third parties to maintain, backups of key processing output daily in the event of a failure on the part of any of these systems. Nonetheless, we may incur a temporary disruption in our ability to conduct our business or process our transactions, or incur damage to our reputation if the third party vendor fails to adequately maintain internal controls or institute necessary changes to systems. Such disruption or a breach of security may have a material adverse effect on us.

System failure or breaches of our network security, including with respect to our internet banking activities, could subject us to increased operating costs as well as litigation and other liabilities.

        The computer systems and network infrastructure we use in our operations and internet banking activities could be vulnerable to unforeseen problems. Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Computer break-ins, "phishing" and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, as well as that of our customers engaging in internet banking activities. In addition, advances in computer capabilities or other developments could result in a compromise or breach of our systems designed to protect customer data. Although we have procedures in place to prevent or limit the effects of any of these potential problems and intend to continue to implement security technology and establish operational procedures to mitigate the risk of such occurrences, there can be no assurance that these measures will be successful. Any interruption in, or breach in security of, our computer systems and network infrastructure, or that of our internet banking customers, could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on us.

We are subject to lending concentration risks.

        We have focused on repositioning our portfolio to reduce our exposure to industries and sectors that we no longer consider economically desirable. As a business bank, our loan portfolio is comprised primarily of commercial loans to businesses. As of September 30, 2012, approximately 87% of our loan portfolio consisted of commercial loans of which approximately 37% were commercial real estate loans. Our commercial loans are typically larger in amount than loans to individual consumers and, therefore, have the potential for higher losses on an individual loan basis. Credit quality issues on larger commercial loans, if they were to occur, could cause greater volatility in reported credit quality performance measures, such as total impaired or nonperforming loans, and the amount of charge-offs and recoveries between periods. The deterioration of any one or a few of these loans may cause a significant increase in uncollectible loans, which would have a material adverse impact on us.

        The problems that have occurred in the residential real estate and mortgage markets throughout much of the U.S. also affected the commercial real estate market. In our market areas, we have generally experienced a downturn in credit performance by our commercial real estate loan customers, and in light of the uncertainty that exists in the economy and credit markets, there can be no guarantee that we will not experience further deterioration in the performance of commercial real estate and other real estate loans in the future. In such case, we may not be able to realize the amount of security that we anticipated at the time of originating the loan, which could cause us to increase our provision for loan losses and materially and adversely affect our operating results, financial condition or capital levels.

We may not be able to access sufficient and cost-effective sources of liquidity.

        Liquidity is essential to our business and drives our ability to make new loans or invest in securities. In addition, we require liquidity to meet our deposit and debt obligations as they come due. Our access to funding sources in amounts adequate to finance our activities or on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or the economy generally. Factors that could reduce our access to liquidity sources include a downturn in the Chicago area market, difficult credit markets or adverse regulatory actions against us.

        As part of our liquidity management, we use a number of funding sources in addition to what is provided by in-market deposits and repayments and maturities of loans and investments. Although we have increased our funding from our core customers to reduce our reliance on wholesale funding, we continue to use brokered money market accounts and certificates of deposits, out-of-local-market certificates of deposit, broker/dealer repurchase agreements, federal funds purchased and Federal Home Loan Bank ("FHLB") and Federal Reserve Bank ("FRB") advances as a source of liquidity.

        Under FDIC regulations, only "well-capitalized" institutions may issue brokered certificates of deposit ("CDs") without prior regulatory approval. The Bank is currently categorized as "well-capitalized" and, therefore, may continue to utilize this funding source. Brokered CD distributors may use other criteria in determining which banks to allow to issue brokered CDs through their distribution network. If our access to the brokered CD market were reduced in any material respect, it could lead to an inability to replace brokered deposits at maturity, which would result in higher costs to, or reduced asset levels at, the Bank.

        Our liquidity position is affected by the amount of cash and other liquid assets on hand, payment of interest and dividends on our outstanding debt and equity instruments, capital we inject into the Bank, redemption of our previously issued debt, proceeds we raise through the issuance of debt and equity instruments, and dividends received from the Bank (if permitted). Our future liquidity position may be materially adversely affected if, in the future, one or a combination of the following events occur:

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  the Bank reports net losses or its earnings are weak relative to our cash flow needs as a holding company;

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  we deem it advisable or are required by our regulators to use cash at the holding company level to support loan growth of the Bank or address other capital needs of the Bank through downstream capital injections; or

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  we have difficulty raising cash at the holding company level through the issuance of debt or equity securities or accessing additional sources of credit.

        Given the losses recorded by the Bank from 2008 through 2010 and the resulting limitations imposed by our regulators on the ability of the Bank to pay dividends to us, we have been dependent upon our current cash position and cash proceeds generated by capital raises to meet liquidity needs at the holding company level. If we foresee that we face diminished liquidity, we may, to the extent possible, seek to manage this risk by reducing the amount of capital we inject into the Bank. This may further reduce the capital position of the Bank, cause our growth to slow and result in regulatory criticism.

We are subject to liquidity risk, including unanticipated deposit volatility.

        Our usual liquidity management challenges include responding to potential volatility in our customers' deposit balances. We primarily use advances from the FHLB, broker/dealer repurchase agreements and federal funds purchased to meet our immediate liquidity needs. Since 2008, we have experienced a significant increase in client deposits, which has allowed us to reduce our reliance on wholesale funding sources. However, there can be no assurance that this recent level of client deposit growth will continue, that client deposits will remain at current levels or that we will be able to maintain the recent reduced reliance on wholesale deposits. Increased customer confidence in general economic conditions, higher expected rates of return on other investments (including a rise in interest rates) or additional restrictions on the availability of FDIC coverage could each cause our customers to move all or a portion of their deposits to other investment options, thus causing a reduction in our deposits and increasing our reliance on wholesale or other funding sources.

        In addition, we have customers that maintain significant deposit balances with us, the immediate withdrawal of which could have a material adverse effect on our daily liquidity management. Further, the number of branches we maintain is small relative to our asset size, which could negatively impact our ability to acquire new deposits. In the event that we experience a significant deposit outflow, our liquidity could be negatively impacted such that our capital position, reputation or profitability could also be adversely affected. If we fail to effectively manage the risk of deposit volatility, we could be materially and adversely affected.

The recent repeal of federal prohibitions on payment of interest on business demand deposits could increase our interest expense and have a material adverse effect on us.

        All federal prohibitions on the ability of financial institutions to pay interest on business demand deposit accounts were repealed as part of the Dodd-Frank Act. As a result, some financial institutions have commenced offering interest on these demand deposits to compete for customers. If competitive pressures require us to pay interest on these demand deposits to attract and retain business customers, our interest expense would increase and our net interest margin would decrease. This could have a material adverse effect on us. Further, the effect of the repeal of the prohibition could be more significant in a higher interest rate environment as business customers would have a greater incentive to seek interest on demand deposits.

Changes in our credit ratings could increase our financing costs or make it more difficult for us to obtain funding or capital on commercially acceptable terms.

        We are rated by several different rating agencies, including IDC and Bankrate.com. Many factors, both within and out of our control, may cause these agencies to downgrade their ratings related to us, which could subject us to negative publicity, adversely impact our ability to acquire or retain deposits and increase our cost of borrowing or limit our asset growth. Also, our credit ratings are an important factor to the institutions that provide our sources of liquidity, and reductions in our credit ratings could adversely affect our liquidity, increase our borrowing costs, limit our access to the capital markets or trigger unfavorable contractual obligations. We cannot give any assurance that our current credit ratings will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.

We are a bank holding company and our sources of funds are limited.

        We are a bank holding company, and our operations are primarily conducted by the Bank, which is subject to significant federal and state regulation. When available, cash to pay dividends to our stockholders is derived primarily from dividends received from the Bank. Our ability to receive dividends or loans from the Bank is restricted. Dividend payments by the Bank to us in the future will require generation of future earnings by the Bank and could require regulatory approval if any proposed dividends are in excess of prescribed guidelines. Further, as a structural matter, our right to participate in the assets of the Bank in the event of a liquidation or reorganization of the Bank would be subject to the claims of the Bank's creditors, including depositors, which would take priority except to the extent we may be a creditor with a recognized claim. As of September 30, 2012, the Bank had deposits and other liabilities of approximately $4.69 billion.

Our business strategy is dependent on our continued ability to attract, develop and retain highly qualified and experienced personnel in senior management and customer relationship positions.

        We believe our future success is dependent, in part, on our ability to attract and retain highly qualified and experienced personnel in key senior management and other positions. Our competitive strategy is to provide each of our commercial customers with a highly qualified relationship manager that will serve as the customer's key point of contact with us. Achieving the status of a "trusted advisor" for our customers also requires that we minimize relationship manager turnover and provide stability to the customer relationship. Competition for experienced personnel in our industry is intense, and we may not be able to successfully attract and retain such personnel.

Our reputation could be damaged by negative publicity.

        Reputational risk, or the risk to us from negative publicity, is inherent in our business. Negative publicity can result from actual or alleged conduct in a number of areas, including legal and regulatory compliance, lending practices, corporate governance, litigation, inadequate protection of customer data, ethical behavior of our employees, and from actions taken by regulators, ratings agencies and others as a result of that conduct. Damage to our reputation could impact our ability to attract new or maintain existing loan and deposit customers, employees and business relationships.

New lines of business or new products and services may subject us to certain additional risks.

        From time to time, we will consider and may enter into new lines of business or offer new products or services. These activities can involve a number of uncertainties, risks and expenses, including the investment of significant time and resources, and we can give no assurance that our projected price and profitability targets will be attainable or that our efforts will be successful. These initiatives have required and will continue to require us to enter geographical markets that are new to us. In addition, new lines of business and new products and services could significantly impact the effectiveness of our system of internal controls, and present requirements for legal compliance with which we were previously unfamiliar. Failure to successfully manage these risks could have a material adverse effect on us.

We may experience difficulties in managing our future growth.

        Our future success in part, depends on our achieving growth in commercial banking relationships that result in increased commercial loans outstanding at yields that are profitable to us. Achieving our growth targets requires us to attract customers who currently bank at other financial institutions in our market, thereby increasing our share of the market. Our commercial banking strategy is to provide a local, high-touch relationship servicing experience that we believe is attractive to customers in our marketplace. In addition, we actively pursue high quality relationship managers to extend our reach in the market place.

        Our success will also depend in part on continued growth in our mortgage banking business. Our mortgage growth goals will necessitate further expansion of our national mortgage platform and, to a lesser degree, additional diversification of revenue streams from this business. Although we believe that we have the necessary resources in place to successfully manage our future growth, our growth strategy exposes us to certain risks and expenses, and we cannot assure you that we will be able to expand our market presence or that any such expansion will not adversely affect our results of operations. Our strategy for future growth also may place a significant strain on our management, personnel, systems and resources. Maintaining credit quality while growing our loan portfolio is critical to achieving and sustaining profitable growth. We may not be able to manage our growth effectively. If we fail to do so, we would be materially harmed.

        In furtherance of our growth strategy, we may also seek to acquire other financial institutions or parts of those institutions in the future, and we may engage in banking center expansion. In connection with future acquisitions, we may issue equity securities which could cause ownership and economic dilution to our current stockholders. Moreover, we cannot assure you that our regulators will permit us to implement an acquisition strategy. Furthermore, there is no assurance that, following any future mergers or acquisitions, our integration efforts will be successful or that, after giving effect to the acquisition, we will achieve a level of profitability that will justify the investment that we made in any such acquisition.

Our subsidiaries and we are subject to changes in federal and state tax laws and changes in interpretation of existing laws.

        Our financial performance is impacted by federal and state tax laws. Given the current economic and political environment, and ongoing federal and state budgetary pressures, the enactment of new federal or state tax legislation may occur. For example, in January 2011, the State of Illinois passed an income tax increase for both individuals and corporations, which increased our state income tax rate. The further enactment of such legislation, or changes in the interpretation of existing law, including provisions impacting tax rates, apportionment, consolidation or combination, income, expenses, and credits, may have a material adverse effect on us.

Regulatory requirements, growth plans or operating results may require us to raise additional capital, which may not be available on favorable terms or at all.

        We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. At September 30, 2012, both we and the Bank were categorized as "well-capitalized" under the applicable regulatory capital framework. To the extent regulatory requirements change, our future operating results erode capital or we seek to expand through loan growth or acquisitions, we may be required to raise additional capital. Our ability to raise capital in any such event would depend on conditions in the capital markets, which are outside of our control, and on our financial condition and performance. Accordingly, we cannot be assured of our ability to raise capital when needed or on favorable terms. The inability to attract new capital investment, or to attract capital on terms acceptable to us, could have a material adverse impact on us.

We have not paid a dividend on our common stock since the second quarter of 2008. In addition, regulatory restrictions and liquidity constraints at the holding company level could impair our ability to make distributions on our outstanding securities (including the Preferred Stock).

        Historically, our primary source of funds at the holding company level has been dividends received from the Bank. In order to preserve capital, our board of directors suspended the payment of dividends on our common stock beginning in the second quarter of 2008. Current and future liquidity constraints at the holding company level could continue to impair our ability to declare and pay dividends on our common or preferred stock (including the Preferred Stock) or pay interest on our outstanding debt securities in the future. We also have agreed, consistent with our past practice, to continue to provide the Federal Reserve Board and the IDFPR with notice before we declare dividends on our common or preferred stock (including the Preferred Stock) or pay interest on our debt securities.

        If we are unable to pay dividends or interest on our outstanding securities (including the Preferred Stock) in the future, the market value of such securities may be materially adversely affected.

Risks Relating to the Preferred Stock

Dividends on the Preferred Stock will be discretionary and non-cumulative.

        Dividends on the Preferred Stock will be discretionary and non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period prior to the related dividend payment date, holders of the Preferred Stock will not be entitled to receive a dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for that period if our board of directors has not declared a dividend before the related dividend payment date, whether or not dividends on the Preferred Stock or any other series of our preferred stock or our common stock are declared for any future dividend period.

The Preferred Stock will be equity and will be subordinated to all of our existing and future indebtedness, and the Preferred Stock will place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

        The Preferred Stock will be equity interests in us and will not constitute indebtedness. As such, the Preferred Stock, like our common stock, will rank junior to all existing and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Preferred Stock, there will be no stated maturity date (although the Preferred Stock will be subject to redemption at our option in whole or in part, from time to time, on any dividend payment date on or after                     , 2017, or prior to                    , 2017, in whole but not in part, upon the occurrence of

a "regulatory capital treatment event") and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

        At September 30, 2012, we had outstanding $86.6 million of junior subordinated debentures, $45.4 million issued to TAYC Capital Trust I and $41.2 million issued to TAYC Capital Trust II, and $33.3 million of subordinated notes, net of unamortized discount of $4.2 million. If (i) there has occurred and is continuing an event of default under the junior subordinated debentures or the subordinated notes or (ii) we have given notice of our election to defer payments of interest on the junior subordinated debentures or such a deferral has commenced and is continuing, then we, and in certain cases our affiliates, may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our, and in certain cases our affiliates', capital stock (including the Preferred Stock).

        The shares of Preferred Stock will not be savings accounts, deposits or other obligations of any depository institution and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality, any other deposit insurance fund or by any other public or private entity. An investment in the Preferred Stock is inherently risky for the reasons described in this "Risk Factors" section and elsewhere in this prospectus supplement, the accompanying prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, if you acquire the Preferred Stock, you may lose some or all of your investment. In addition, the terms of the Preferred Stock will not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Preferred Stock or to which the Preferred Stock will be structurally subordinated.

The Preferred Stock will not be rated.

        We do not intend to have the Preferred Stock rated by any rating agency. Unrated securities usually trade at a discount to similar, rated securities. As a result, there is a risk that the Preferred Stock may trade at a price that is lower than it might otherwise trade if rated by a rating agency. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Preferred Stock.

We are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Preferred Stock, which will be subject to various prohibitions and other restrictions.

        We are a legal entity that is separate and distinct from our subsidiaries, and our subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Preferred Stock or to make funds available therefor. Because we are a holding company that maintains only limited cash at that level, our ability to pay dividends on, and redeem at our option, the Preferred Stock will be highly dependent upon the receipt of dividends, fees and other amounts from our subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of their subsidiaries. In addition, our right to participate in any distribution of assets of any of our subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that we are a creditor, and are recognized as a creditor, of such subsidiary. Accordingly, the holders of the Preferred Stock will be structurally subordinated to all existing and future obligations and preferred equity of our subsidiaries.

        There are also various legal and regulatory prohibitions and other restrictions on the ability of the Bank to pay dividends, extend credit or otherwise transfer funds to us or affiliates. Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of the Bank and other factors. Because of the net losses incurred by the Bank in recent years, the Bank did not declare or pay any dividends to us in the first nine months of 2012 or in 2011 or 2010. The Bank is subject to general dividend restrictions set forth by regulatory authorities, under which the Bank may not, without prior approval of regulatory authorities, declare dividends in excess of the sum of the current year's earnings plus the retained earnings from the prior two years. As of September 30, 2012, based on these dividend restrictions, the Bank had the capacity to pay dividends to us of up to $91.7 million, without the approval of regulatory authorities. In addition, regulatory rules limit the aggregate amount of a depository institution's loans to, and investments in, any single affiliate in varying thresholds and may prevent us from borrowing from the Bank and require any permitted borrowings to be collateralized.

        We also are subject to various legal and regulatory policies and capital adequacy requirements impacting our ability to pay dividends on, or redeem, the Preferred Stock. Under the Federal Reserve Board's capital regulations, in order to ensure Tier 1 capital treatment for the Preferred Stock, our redemption of any of the Preferred Stock must be subject to prior regulatory approval. The Federal Reserve Board also may require us to consult with it prior to increasing dividends. In addition, as a matter of policy, the Federal Reserve Board may restrict or prohibit the payment of dividends if (i) our net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) our prospective rate of earnings retention is not consistent with our capital needs and overall current and prospective financial condition; (iii) we will not meet, or are in danger of not meeting, our minimum regulatory capital ratios; or (iv) the Federal Reserve Board otherwise determines that the payment of dividends would constitute an unsafe or unsound practice. In addition, recent and future regulatory developments may result in additional restrictions on our ability to pay dividends. For example, the recently proposed rules to implement Basel III include a requirement that any dividends on qualifying additional Tier 1 capital instruments only be paid out of the banking organization's net income and retained earnings. Until the final rules are issued, we will not know whether this additional requirement will apply to us and affect our ability to pay dividends on the Preferred Stock. On November 9, 2012, the U.S. Federal bank regulatory agencies announced that the implementation of the proposed rules under Basel III was indefinitely delayed.

If we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Preferred Stock.

        When dividends are not paid in full upon the shares of the Preferred Stock and other dividend parity stock (including our outstanding Series B Preferred), all dividends paid or declared for payment on that dividend payment date with respect to the Preferred Stock and the dividend parity stock will be shared first ratably by the holders of any dividend parity stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and thereafter ratably by the holders of the Preferred Stock and any dividend parity stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period. Therefore, if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Preferred Stock.

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

        Subject to approval by the holders of at least 66 2/3% of the Preferred Stock then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Stock. The terms of any such future preferred stock expressly senior to the Preferred Stock may prohibit or otherwise restrict dividend payments on the Preferred Stock. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Preferred Stock have been paid for the relevant periods, no dividends will be paid on the Preferred Stock, and no Preferred Stock may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Preferred Stock until all amounts due to holders of such senior preferred stock are paid in full.

Additional issuances of preferred stock or securities convertible into preferred stock may dilute holders of the Preferred Stock.

        We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of any preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any additional action on the part of the common stockholders. Our board of directors also has the power, without common stockholder approval, to set the terms of any such classes or series of additional preferred stock that may be issued, including voting rights and rights and preferences of preferred stock with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up, and other terms. Though the approval of holders of the Preferred Stock will be needed to issue any equity security ranking senior to the Preferred Stock, if we issue any additional preferred stock in the future that has preference over the Preferred Stock with respect to the payment of dividends or upon liquidation, the rights of holders of the Preferred Stock or the market price of our Preferred Stock could be adversely affected. The market price of the Preferred Stock could decline as a result of other offerings, as well as other sales of a large block of Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur.

We are subject to extensive regulation, and ownership of the Preferred Stock may have regulatory implications for holders thereof.

        We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended ("BHCA"), and federal and state banking regulations, that will impact the rights and obligations of owners of the Preferred Stock, including, for example, our ability to declare and pay dividends on, and to redeem, the Preferred Stock. Although we do not believe the shares of Preferred Stock will be considered "voting securities", if they were to become voting securities for the purposes of the BHCA, a holder of 25% or more of the Preferred Stock, or a holder or group of holders acting in concert of a lesser percentage of our Preferred Stock that is deemed to exercise a "controlling influence" over us, may become subject to regulation under the BHCA. In addition, if the shares of Preferred Stock become "voting securities", then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Stock, and (b) any holder (or group of holders deemed to be acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Stock. A holder or group of holders may also be deemed to control us if they own 25% or more of our total equity. Under certain limited circumstances, a holder or group of holders acting in concert may exceed the 25% percent threshold and not be deemed to control us until they own 33% percent or more of our total equity. The amount of total equity owned by a holder or group of holders acting in concert is calculated by aggregating all shares held by the holder or group, whether as a combination of voting or non-voting shares or through other positions treated as equity for regulatory or accounting purposes and meeting certain other conditions. Holders of the Preferred Stock should consult their own counsel with regard to regulatory implications.

Holders should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

        The Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not redeemable at the option of the holders. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after                    , 2017, or in whole upon the occurrence of certain changes related to the regulatory capital treatment of the Preferred Stock, as described below under "Description of the Preferred Stock—Redemption—Optional Redemption." Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders' equity and general market conditions at that time. In addition, if the Series B Preferred is outstanding, we cannot redeem the Preferred Stock unless all accrued and unpaid dividends on all outstanding shares of the Series B Preferred have been or are contemporaneously paid.

        Our right to redeem the Preferred Stock will also be subject to limitations. Under the Federal Reserve Board's current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock will be subject to prior approval by the Federal Reserve Board. We cannot assure you that the Federal Reserve Board will approve any redemption of the Preferred Stock that we may propose.

We may be able to redeem the Preferred Stock prior to                    , 2017.

        By its terms, the Preferred Stock may be redeemed by us prior to                    , 2017 upon the occurrence of certain events involving the capital treatment of the Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a "regulatory capital treatment event," we may, at our option, redeem in whole, but not in part, the shares of the Preferred Stock, subject to the approval of the Federal Reserve Board. See "Description of the Preferred Stock—Redemption".

        It is possible that the Preferred Stock may not satisfy the proposed criteria for Tier 1 capital instruments consistent with Basel III as set forth in a joint notice of proposed rulemaking issued in June 2012 by the U.S. Federal bank regulatory agencies. As a result, in addition to other circumstances that may constitute a regulatory capital treatment event, if the Federal Reserve Board revises and replaces its current capital rules with the proposed risk-based and leverage capital requirements set forth in the proposed rules under Basel III, a "regulatory capital treatment event" could occur whereby we would have the right, subject to prior approval of the Federal Reserve Board, to redeem the Preferred Stock in accordance with its terms prior to                    , 2017 at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption.

        We describe our redemption right below under "Description of the Preferred Stock—Redemption."

Offerings of debt, which would be senior to the Preferred Stock upon liquidation, may adversely affect the market price of the Preferred Stock.

        We may attempt to increase our capital resources or, if our or the Bank's regulatory capital ratios fall below the required minimums, we or the Bank could be forced to raise additional capital by making additional offerings of debt or equity securities, including trust preferred securities, senior or subordinated notes, preferred stock and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Preferred Stock.

Holders of the Preferred Stock will have limited voting rights.

        Holders of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Preferred Stock will have voting rights only with respect to authorizing or increasing senior stock, certain changes in terms of the Preferred Stock and as otherwise required by applicable law. See "Description of the Preferred Stock—Voting Rights."

        In addition, if dividends on any shares of the Preferred Stock or any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends with similar voting rights have not been declared or paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Preferred Stock, together with holders of any other series of our preferred stock ranking equal with the Preferred Stock with similar voting rights, will be entitled to vote for the election of two additional directors to our board of directors. See "Description of the Preferred Stock—Voting Rights."

You may find it difficult to sell your Preferred Stock.

        The Preferred Stock will have no established trading market. Application has been made to list the Preferred Stock on NASDAQ under the symbol "TAYCO." However, there is no guarantee that we will be able to list the Preferred Stock. If approved, we expect trading of the Preferred Stock on NASDAQ to begin within the 30-day period after the original issuance date. Even if the Preferred Stock is listed, there may be little or no secondary market for the Preferred Stock. Even if a secondary market for the Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial.

Anti-takeover provisions could adversely affect our stockholders.

        Provisions of Delaware law, our Fourth Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation") and our Fourth Amended and Restated By-laws (our "By-laws") could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our Certificate of Incorporation authorizes our board of directors to issue preferred stock in one or more series, which could be issued as a defensive measure in response to a takeover proposal. There are substantial regulatory limitations on changes of control of bank holding companies. With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be "acting in concert" from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our Company without prior notice or application to, and the approval of, the Federal Reserve Board. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

General market conditions and unpredictable factors could adversely affect market prices for the Preferred Stock.

        Future trading prices of the Preferred Stock will depend on many factors, including:

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  whether we declare or fail to declare dividends on the Preferred Stock from time to time;

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  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

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  our creditworthiness;

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  the ratings given to our securities by credit rating agencies, including any ratings given to the Preferred Stock;

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  prevailing interest rates;

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  economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

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  the market for similar securities.

Accordingly, the Preferred Stock may trade at a discount to the price per share paid for such shares even if a secondary market for the Preferred Stock develops.

If we redeem the Preferred Stock, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

        We have the right to redeem the Preferred Stock in whole or in part, from time to time, on any dividend payment date on or after                     , 2017, or prior to                    , 2017, in whole but not in part, upon the occurrence of a "regulatory capital treatment event." If prevailing interest rates are relatively low if or when we choose to redeem the Preferred Stock, you generally may not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Preferred Stock in part, the liquidity of the outstanding Preferred Stock may be limited.

USE OF PROCEEDS

        We expect the net proceeds of this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million.

        We intend to use the net proceeds of this offering to facilitate the further expansion of our national businesses (Cole Taylor Mortgage, Cole Taylor Business Capital and Cole Taylor Equipment Finance) and our Chicago commercial banking business and for general corporate purposes. The increase in our regulatory capital provided by the net proceeds of this offering is intended to support the expansion of the Bank, including additions to our MSR portfolio and increased commercial lending, and may also include expansion of our branch network and bank acquisitions. Other uses of the net proceeds may include repurchasing or redeeming capital instruments issued by us and reducing wholesale borrowings. The precise amounts and timing of our use of the net proceeds will depend upon our and the Bank's funding requirements and the availability of opportunities to expand our national businesses and Chicago banking business. Pending our use of the net proceeds from the sale of the shares of the Preferred Stock as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

SUPERVISION AND REGULATION

        Financial institutions, their holding companies and their affiliates are highly regulated both at the federal and state levels. Financial institution regulation and supervision is intended for the protection of depositors, the DIF and the banking system as a whole, and not necessarily for the protection of a bank or a bank holding company's stockholders or creditors. The banking regulators have extensive discretion in connection with their supervisory, regulatory and enforcement powers over us, as a regulated bank holding company, and over the Bank, as a regulated subsidiary depository institution. As a result, our growth and earnings performance is affected not only by management decisions and general economic conditions, but also by requirements of federal and state statutes and by the regulations and policies of the applicable bank regulatory authorities.

        As a registered bank holding company under the BHCA, we are regulated and supervised by the Federal Reserve Board. The Bank, an Illinois state-chartered bank that is a member of the Federal Reserve Board, is regulated by both the IDFPR and the Federal Reserve Board. The Bank is required to file periodic reports with both agencies and is subject to periodic examination by both the IDFPR and the Federal Reserve Board. The Bank also accepts deposits which are insured by the FDIC, and therefore it is also subject to supervision by the FDIC. In addition, pursuant to the Dodd-Frank Act, the FDIC has backup enforcement authority over an insured depository institution holding company, such as us, if the conduct or threatened conduct of such holding company poses a risk to the DIF.

        For additional information about the laws, regulations and policies applicable to us, see "Supervision and Regulation" in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the matters discussed below.

Bank Secrecy Act/Anti-Money Laundering

        The Bank Secrecy Act and USA PATRIOT Act of 2001 contain anti-money laundering and financial transparency provisions intended to detect, and prevent the use of the U.S. financial system for, money laundering and terrorist financing activities. The Bank Secrecy Act, as amended by the USA PATRIOT Act, requires depository institutions and their holding companies to undertake activities, including maintaining an anti-money laundering program, verifying the identity of clients, monitoring for and reporting suspicious transactions, reporting on cash transactions exceeding specified thresholds, and responding to requests for information by regulatory authorities and law enforcement agencies. We have implemented internal practices, procedures, and controls designed to comply with these requirements.

 DESCRIPTION OF OUR OUTSTANDING CAPITAL STOCK

        This prospectus supplement contains summary descriptions of our common stock and preferred stock. These summary descriptions do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Certificate of Incorporation, our By-laws, the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular descriptions of a security described herein differ from any of the descriptions set forth in the accompanying prospectus, then the descriptions in this prospectus supplement are deemed to supersede those set forth in the prospectus.

Authorized Capital

        Our Certificate of Incorporation authorizes us to issue 55,000,000 shares of capital stock, par value $0.01 per share, of which:

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  45,000,000 shares are designated as common stock, 28,787,229 shares of which were issued and outstanding as of November 8, 2012; and

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  10,000,000 shares are designated as preferred stock;

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  1,350,000 shares of which are designated as Nonvoting Convertible Preferred Stock, 1,282,674 of which were issued and outstanding as of the date of this prospectus supplement;

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  104,823 shares of which are designated as Series B Preferred, 104,823 of which were issued and outstanding as of the date of this prospectus supplement; and

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  4,000,000 shares of which are designated as the Preferred Stock and offered hereby, none of which were issued and outstanding as of the date of this prospectus supplement.

Common Stock

        The following is a summary of the material terms and provisions of the limitations, voting powers and relative rights of the common stock as contained in our Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation. You are urged to read the Certificate of Incorporation in its entirety. Although we believe this summary covers the material terms and provisions of our common stock set forth in the Certificate of Incorporation, it may not contain all of the information that is important to you.

Dividend Rights

        Holders of our common stock are entitled to receive any cash dividends that may be declared by our board of directors. During the second quarter of 2008, our board of directors discontinued dividend payments to holders of our common stock. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, our capital requirements of those of our subsidiaries, regulatory conditions and considerations and other factors as our board of directors may deem relevant. No cash dividends will be paid with respect to our common stock for any period unless dividends for the same period, and any accumulated but unpaid dividends, with respect to any series of preferred stock having preferential rights with respect to dividends have been paid.

Voting Rights

        Each share of common stock entitles the holder thereof to one vote per share on all matters on which the holders of our common stock are entitled to vote. The common stock does not have cumulative voting rights.

Rights upon Liquidation

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preemptive Rights

        The holders of our common stock have no preemptive rights.

Miscellaneous

        Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

Anti-takeover Effects

        Our Certificate of Incorporation and our By-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Authorized shares of capital stock.    Authorized but unissued shares of common stock and preferred stock under our Certificate of Incorporation could (within the limits imposed by applicable law and Nasdaq Stock Market rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

        Insider share ownership.    The members of the Taylor family, including Bruce W. Taylor and Jeffrey W. Taylor, each of whom currently serves as a director on our board, in the aggregate beneficially own approximately 16.9% of our outstanding shares of common stock (assuming the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)) as of November 8, 2012. Voting power over all 4,679,259 shares of common stock held of record by a voting trust, which represent the significant majority of the shares of common stock beneficially owned by the members of the Taylor family, is exercised by the majority vote of Bruce W. Taylor, Jeffrey W. Taylor and Cindy Taylor Robinson, the trustees of the voting trust. Accordingly, Bruce W. Taylor, Jeffrey W. Taylor and Cindy Taylor Robinson, as trustees of the voting trust, are able to exercise significant control over all matters requiring the approval of our stockholders, including the election of directors and approval of significant corporate transactions and matters including mergers or similar transactions and amendments to our Certificate of Incorporation.

        Additionally, Harrison I. Steans and Jennifer W. Steans, each of whom currently serves as a director on our board, and other members of their extended family in the aggregate beneficially own approximately 27.6% of our outstanding shares of common stock (assuming the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)) as of November 8, 2012. The Steans family, were its members to collectively vote in favor of or against any proposal, could also separately exercise significant control over matters requiring the approval of our stockholders.

        Limitations on right to call special meetings; no action by written consent; stockholder proposal notice requirements.    Under our By-laws, special meetings of our stockholders may be called by our President, the Chairman of our board of directors, or a majority of our board of directors. Our stockholders are entitled to request that our board of directors convene a special meeting of stockholders only upon the written request to the board of directors by the holders of at least 35% of the total voting power of the outstanding stock entitled to vote generally in the election of the members our board of directors. Further, our common stockholders are unable to take action by written consent, and therefore, may only take action at stockholder meetings. Additionally, our By-laws require that stockholder proposals meet certain advance notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would only be able to take action as a stockholder, such as electing new directors or approving a merger, at a duly called stockholders' meeting and not by written consent.

        Delaware law.    As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an interested stockholder generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Nonvoting Convertible Preferred Stock

        The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Nonvoting Convertible Preferred Stock as contained in our Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation. You are urged to read the Certificate of Incorporation in its entirety. Although we believe this summary covers the material terms and provisions of our Nonvoting Convertible Preferred Stock set forth in the Certificate of Incorporation, it may not contain all of the information that is important to you.

Dividend Rights

        Holders of the Nonvoting Convertible Preferred Stock are entitled to receive dividends when, as and if declared by our board of directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of our common stock that such shares of the Nonvoting Convertible Preferred Stock would be convertible into in connection with a Widely Dispersed Offering (as defined below) of the Nonvoting Convertible Preferred Stock. We will not pay any dividends with respect to our common stock unless an equivalent dividend also is paid to the holders of our Nonvoting Convertible Preferred Stock. A "Widely Dispersed Offering" means any sale or other transfer of the Nonvoting Convertible Preferred Stock: (i) pursuant to any public offering or public sale of our securities; (ii) to a person or group of persons if, after such transfer, such person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities without any such transfer; (iii) to a person or group of persons in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than 2% of our outstanding voting securities; (iv) pursuant to a merger, consolidation or similar transaction involving if, after such transaction, a person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities; or (v) to a person or group of persons who has been approved by the Federal Reserve Board to hold the number of our voting securities held by such person or group of persons after giving effect to such transfer.

Conversion

        Each share of the Nonvoting Convertible Preferred Stock is convertible into one share of our common stock, subject to adjustment as set forth in the Certificate of Incorporation, automatically upon a Widely Dispersed Offering (as defined above) of such shares of the Nonvoting Convertible Preferred Stock.

Dividend and Liquidation Priority

        The Nonvoting Convertible Preferred Stock ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company: (i) junior to the Series B Preferred, and all future issuances of preferred stock ranking senior to the Nonvoting Convertible Preferred Stock (including the Preferred Stock offered hereby); and (ii) equal to our common stock. There are no restrictions on the repurchase or redemption of any shares of our capital stock during such time as dividend payments on the Nonvoting Convertible Preferred Stock are in arrears.

Voting Rights

        Holders of the Nonvoting Convertible Preferred Stock are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under the Certificate of Incorporation and Delaware law. Under the Certificate of Incorporation, we must receive prior approval of the holders of the Nonvoting Convertible Preferred Stock, voting as a separate class, to: (i) authorize or issue, or obligate us to issue, any class or series of capital stock the terms of which expressly provide that such class or series will rank senior to our common stock or Nonvoting Convertible Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively); (ii) increase the authorized number of shares of the Nonvoting Convertible Preferred Stock; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Nonvoting Convertible Preferred Stock; (iv) amend our Certificate of Incorporation or our By-laws, if such amendment would alter or change the powers, preferences or special rights of the holders of the Nonvoting Convertible Preferred Stock so as to affect them adversely; or (v) amend or waive any provision of the terms of Exhibit B to our Certificate of Incorporation.

        In accordance with the terms in clause (i) in the preceding paragraph, the holders of the Nonvoting Convertible Preferred Stock have approved the authorization and issuance of the Preferred Stock, which by its terms ranks senior to both our common stock and Nonvoting Convertible Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding up of the Company.

Preemptive Rights

        Our Nonvoting Convertible Preferred Stock does not entitle the holders thereof to any preemptive rights.

Series B Preferred

        The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series B Preferred as contained in our Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation. You are urged to read the Certificate of Incorporation in its entirety. Although we believe this summary covers the material terms and provisions of our Series B Preferred set forth in the Certificate of Incorporation, it may not contain all of the information that is important to you.

General

        We originally issued the Series B Preferred to the U.S. Department of the Treasury ("Treasury") on November 21, 2008 in connection with Treasury's Troubled Asset Relief Program Capital Purchase Program ("CPP") in a private placement exempt from the registration requirements of the Securities Act. On June 19, 2012, Treasury sold the Series B Preferred to private investors in an underwritten public offering as part of Treasury's ongoing efforts to wind down its investment in financial institutions under the CPP. All 104,823 issued and outstanding shares of our Series B Preferred are currently held by private parties.

Dividends

        Rate.    Dividends on the Series B Preferred are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from November 21, 2008 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Series B Preferred) to but excluding the following dividend payment date is referred to as a "dividend period." Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term "business day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

        Dividends on the Series B Preferred are cumulative. If for any reason our board of directors does not declare a dividend on the Series B Preferred for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

        We are not obligated to pay holders of the Series B Preferred any dividend in excess of the dividends on the Series B Preferred that are payable as described above. There is no sinking fund with respect to dividends on the Series B Preferred.

        Priority of dividends.    So long as any of the Series B Preferred remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Dividend Junior Stock (other than dividends payable solely in common stock) or Dividend Parity Stock (other than dividends paid on a pro rata basis with the Series B Preferred), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Dividend Junior Stock or Dividend Parity Stock (including the Preferred Stock offered hereby) unless all accrued and unpaid dividends on the Series B Preferred for all past dividend periods are paid in full.

        "Dividend Junior Stock" means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series B Preferred as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (including the 1,282,674 shares of our Nonvoting Convertible Preferred Stock currently outstanding).

        "Dividend Parity Stock" means any class or series of our stock, other than the Series B Preferred, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (including the Preferred Stock offered hereby).

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Series B Preferred will be entitled to receive for each share of the Series B Preferred, out of our assets or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series B Preferred (including our outstanding Nonvoting Convertible Preferred Stock), payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series B Preferred (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series B Preferred and the holders of any other class or series of our stock ranking equally with the Series B Preferred, the holders of the Series B Preferred and such other stock will share ratably in the distribution.

        For purposes of the liquidation rights of the Series B Preferred, neither our merger or consolidation with another entity, including a merger or consolidation in which the holders of Series B Preferred receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of our assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

        We may redeem the Series B Preferred, at any time, in whole or in part, at our option, subject to prior approval by the appropriate U.S. Federal bank regulatory agency, for a redemption price equal to 100% of the liquidation preference amount per share of Series B Preferred plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

        To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Series B Preferred by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Series B Preferred must state: (i) the redemption date; (ii) the number of Series B Preferred to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series B Preferred, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

        The shares of Series B Preferred that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series B Preferred.

        In order for us to obtain approval from our applicable regulatory authorities to redeem the Series B Preferred, we would expect that such regulatory authorities would require us to satisfy our capital commitments to them, if any, after giving effect to the redemption of the Series B Preferred so approved.

No Conversion Rights

        Holders of the Series B Preferred have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

        Holders of the Series B Preferred do not have voting rights other than those described below, except to the extent specifically required by Delaware law.

        Whenever dividends have not been paid on the Series B Preferred for six or more quarterly dividend periods, whether or not consecutive, the authorized number of our directors will automatically increase by two and the holders of the Series B Preferred will have the right, with the holders of shares of any other classes or series of Voting Parity Stock (as defined below) outstanding at the time, voting together as a class, to elect two directors (the "Preferred Directors") to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding Series B Preferred have been paid in full at which time this right will terminate with respect to the Series B Preferred, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series B Preferred.

        There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the two new directors. No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Series B Preferred and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series B Preferred and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders of a majority of the outstanding Series B Preferred voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

        The term "Voting Parity Stock" means with regard to any matter as to which the holders of the Series B Preferred are entitled to vote, any series of Dividend Parity Stock (as defined under "—Dividends-Priority of Dividends" above) upon which voting rights similar to those of the Series B Preferred have been conferred and are exercisable with respect to such matter. Although we currently have no outstanding shares of Voting Parity Stock, when issued, the Preferred Stock will be Voting Parity Stock.

        Although we do not believe the shares of Series B Preferred are considered "voting securities" currently, if they were to become "voting securities" for the purposes of the BHCA, whether because we have missed six dividend payments and holders of the Series B Preferred have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Series B Preferred, or a holder of a lesser percentage of our Series B Preferred that is deemed to exercise a "controlling influence" over us, may become subject to regulation under the BHCA. In addition, if the shares of Series B Preferred become "voting securities", then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Series B Preferred, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Series B Preferred. A holder or group of holders may also be deemed to control us if they own 25% or more of our total equity, or under certain limited circumstances 33% or more of our total equity, both voting and non-voting equity, aggregating all shares held by the investor across all classes of stock. Holders of the Series B Preferred should consult their own counsel with regard to regulatory implications.

        In addition to any other vote or consent required by Delaware law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding Series B Preferred, voting as a separate class, is required in order to do the following:

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  amend or alter our Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series B Preferred with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company;

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  amend, alter or repeal any provision of our Certificate of Incorporation, including Exhibit A to our Certificate of Incorporation, in a manner that adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred; or

  •
  consummate a binding share exchange or reclassification involving the Series B Preferred or a merger or consolidation of us with another entity, unless (i) the Series B Preferred remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Series B Preferred remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series B Preferred immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized Series B Preferred, necessary to satisfy preemptive or similar rights granted by us to other persons prior to November 21, 2008, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series B Preferred with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred and will not require the vote or consent of the holders of the Series B Preferred.

        To the extent holders of the Series B Preferred are entitled to vote, holders of Series B Preferred will be entitled to one vote for each share then held.

        The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series B Preferred would otherwise be required, all outstanding Series B Preferred have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series B Preferred to effect the redemption.

 DESCRIPTION OF THE PREFERRED STOCK

        The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Preferred Stock as contained in our Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation. You are urged to read the Certificate of Incorporation in its entirety. Although we believe this summary covers the material terms and provisions of our Preferred Stock set forth in the Certificate of Incorporation, it may not contain all of the information that is important to you.

General

        The Preferred Stock represents a single series of our authorized preferred stock. We are offering 4,000,000 shares of the Preferred Stock in the aggregate by this prospectus supplement. Shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

        We reserve the right to re-open this series of Preferred Stock and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the Preferred Stock offered by this prospectus supplement.

        The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase. The Preferred Stock represents non-withdrawable capital, will not be savings accounts, deposits or other obligations of any depository institution and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Ranking

        The Preferred Stock will rank, as to the payment of dividends and distribution of assets upon our liquidation, dissolution, or winding-up:

  •
  senior to our common stock and the Nonvoting Convertible Preferred Stock and to any other class or series we may issue in the future ranking junior to the Preferred Stock;

  •
  equal to the Series B Preferred and to any series of preferred stock we may issue in the future ranking equal to the Preferred Stock; and

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  junior to any series of preferred stock we may issue in the future ranking senior to the Preferred Stock and to all of our existing and future debt obligations.

Dividends

        Dividends on shares of the Preferred Stock will not be mandatory. Holders of the Preferred Stock will be entitled to receive, when, as and if declared by our board of directors or a duly authorized committee thereof out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $25 per share. These dividends will be payable quarterly in arrears on each            ,            ,             and            , such date being referred to herein as a dividend payment date. Dividends on each share of Preferred Stock will be payable on the liquidation preference amount of $25 at an annual rate equal to    %.

        If dividends are declared by our board of directors, dividends will be payable to holders of record of the Preferred Stock as they appear on our books on the applicable record date, which shall be the      day of the calendar month immediately preceding the month during which the dividend payment date falls.

        A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock. Dividends will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

        In this subsection, the term "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in Chicago, Illinois.

        Dividends on shares of the Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee thereof does not declare a dividend on the Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Preferred Stock are declared for any future dividend period.

        So long as any share of the Preferred Stock remains outstanding, unless the full dividends for the then-current dividend period on all outstanding shares of the Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, then (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during such dividend period.

        On any dividend payment date for which dividends are not paid in full on shares of the Preferred Stock and any parity stock, all dividends declared on shares of the Preferred Stock and any parity stock for payment on such dividend payment date will be declared on a proportionate basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Preferred Stock, and accrued dividends, including accumulations, on parity stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of the Preferred Stock that may be in arrears. If the board of directors or any duly authorized committee of the board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide, or cause to be provided, written notice to the holders of the Preferred Stock prior to such date.

        Subject to the foregoing, and not otherwise, such dividends, as may be determined by our board of directors or a duly authorized committee thereof, may be declared and paid on our common stock and any other stock ranking equally with or junior to Preferred Stock, from time to time out of any assets legally available for such payment, and the holders of Preferred Stock shall not be entitled to participate in any such dividend.

        Our ability to declare and pay dividends is limited by applicable regulatory restrictions, including the guidelines of the Federal Reserve Board applicable to bank holding companies. In addition, we cannot declare and pay dividends unless all accrued and unpaid dividends on the Series B Preferred for all past dividend periods are paid in full.

Redemption

        The Preferred Stock will not be subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of Preferred Stock will not have the right to require the redemption or repurchase of the Preferred Stock.

Optional Redemption

        We may redeem shares of the Preferred Stock on any dividend payment date on or after                , 2017, in whole or in part, from time to time, at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption. Dividends will cease to be payable on those shares on and after the redemption date. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Preferred Stock.

        Notwithstanding the foregoing, within 90 days of a "regulatory capital treatment event," we may, at any time, at our option, subject to the approval of the appropriate U.S. Federal bank regulatory agency, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of Preferred Stock at the time outstanding at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of the Preferred Stock called for redemption.

        A "regulatory capital treatment event" means our determination, in good faith, that, as a result of any

  •
  amendment to, or change (including any announced prospective change) in, the laws or regulations of the U.S. or any political subdivision of or in the U.S. that is enacted or becomes effective after the initial issuance of any share of the Preferred Stock;

  •
  proposed change in those laws or regulations that is announced after the issuance of any share of the Preferred Stock; or

  •
  official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of the Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate U.S. Federal bank regulatory agency, as then in effect and applicable, for as long as any share of the Preferred Stock is outstanding.

        Our ability to redeem the Preferred Stock is subject to all accrued and unpaid dividends being paid on all outstanding shares of the Series B Preferred and any parity stock.

Procedures

        If we redeem shares of the Preferred Stock, we will provide notice by first class mail (or, if the Preferred Stock is issued in book-entry form through DTC or another facility, in accordance with the procedures of such facility) to the holders of record of the shares of Preferred Stock to be redeemed. Such notice will be provided not less than 30 days and not more than 60 days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:

  •
  the redemption date;

  •
  the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of the Preferred Stock to be redeemed from the holder;

  •
  the redemption price; and

  •
  if the Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

        In case of any redemption of only part of the shares of Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as our board of directors may determine to be fair and equitable. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock shall be redeemed from time to time.

        If notice of redemption has been duly given and if on or before the redemption date specified in the notice we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of the shares called for redemption then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate on such redemption date, except the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to us, after which time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

Liquidation Rights

        In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock will be entitled to receive liquidating distributions of $25 per share, plus any declared and unpaid dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Preferred Stock upon liquidation and the rights of our depositors and other creditors with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Preferred Stock and any stock having the same rank as the Preferred Stock with respect to the distribution of assets, the holders of the Preferred Stock and such other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the Preferred Stock and any stock having the same rank as the Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

        Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

Voting Rights

        The Preferred Stock will have no voting rights, except as provided below or as otherwise specifically required by law. Each holder of Preferred Stock will have one vote per share, including when acting by written consent.

Right to Elect Two Directors upon a Nonpayment Event

        Whenever dividends on any shares of the Preferred Stock or any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, including the Series B Preferred, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods (a "Nonpayment"), the authorized number of directors on our board of directors shall automatically increase by two, and the holders of the Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of our board of directors (the "Preferred Stock Directors") to fill such newly created directorships. In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of the Preferred Stock, a special meeting of the holders of the Preferred Stock and any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends (including holders of our outstanding Series B Preferred) and for which dividends have not been paid, shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. Our board of directors shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of our authorized preferred stock having equal voting rights are entitled to elect. See "Description of our Outstanding Capital Stock—Series B Preferred."

        These voting rights will continue until full dividends have been regularly declared and paid on the shares of the Preferred Stock and any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment. No person may be elected as a Preferred Stock Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

        If and when full dividends have been regularly declared and paid for at least four consecutive dividend periods following a Nonpayment on the Preferred Stock and any other class or series of preferred stock that ranks on parity with the Preferred Stock as to payment of dividends, the holders of the Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected shall immediately terminate and the authorized number of directors on our board of directors shall automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Stock Directors) may be filled by the consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of the Preferred Stock (together with holders of any and all other series of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Stock Directors shall each be entitled to one vote per director on any matter. See "Description of our Outstanding Capital Stock—Series B Preferred."

        Although we do not believe the shares of Preferred Stock are considered "voting securities" currently, if they were to become "voting securities" for the purposes of the BHCA, whether because we have missed six dividend payments and holders of the Preferred Stock have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Preferred Stock, or a holder of a lesser percentage of our Preferred Stock that is deemed to exercise a "controlling influence" over us, may become subject to regulation under the BHCA. In addition, if the shares of Preferred Stock become "voting securities", then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Stock, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Stock. A holder or group of holders may also be deemed to control us if they own 25% or more of our total equity, or in certain limited circumstances 33% or more of our total equity, both voting and non-voting equity, aggregating all shares held by the investor across all classes of stock. Holders of the Preferred Stock should consult their own counsel with regard to regulatory implications.

Other Voting Rights

        So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of Preferred Stock, voting separately as a single class, shall be necessary for effecting or validating:

  •
  any amendment, alteration or repeal of any provision of our Certificate of Incorporation (including the certificate of designation creating the Preferred Stock), By-laws that would alter or change the voting powers, preferences or special rights of the Preferred Stock so as to affect them adversely (provided that any amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up or (y) any securities (other than our capital stock) convertible into any class or series of stock that does not rank senior to the Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Preferred Stock);

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  any amendment or alteration of our Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

  •
  any consummation of a binding share exchange or reclassification involving the Preferred Stock, or of a merger or consolidation of us with or into another corporation or other entity, unless (x) the shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving corporation, are converted into or exchanged for preference securities of the surviving corporation or a corporation controlling such corporation that is an entity organized and existing under the laws of the U.S., any state thereof or the District of Columbia, and (y) the shares of Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock.

        The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of Preferred Stock have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Certificate of Incorporation.

Preemptive and Conversion Rights

        The holders of the Preferred Stock do not have any preemptive rights. The Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent, Paying Agent and Registrar

        Computershare Trust Company, N.A. will be the transfer agent, paying agent and registrar for the Preferred Stock.

Book-Entry Issuance

        The certificates representing the Preferred Stock will be issued as fully registered securities registered in the name of Cede & Co., the partnership nominee of DTC, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global securities, representing the total aggregate number of shares of Preferred Stock sold in this offering, will be issued and deposited with DTC. Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Stock represented by such global security for all purposes under the statement and the securities. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the statement.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Preferred Stock, so long as the corresponding securities are represented by global securities.

        Payments of dividends on the global security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the transfer agent or the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We understand that DTC is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of New York Banking Law;

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  a member of the Federal Reserve Board;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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  a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

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  securities brokers and dealers;

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  banks, trust companies; and

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  clearing corporations and certain other organizations.

        Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent or the registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the global security and a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Holders of an interest in a global security may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the statement. Beneficial interests in global securities held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax consequences applicable to "U.S. holders" and "non-U.S. holders" (each as defined below) with respect to the purchase, ownership and disposition of the Preferred Stock. This summary is limited to investors who will hold the Preferred Stock as a capital asset and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. In addition, this summary does not address any state, local or non-U.S. tax consequences.

        This discussion does not address the tax consequences to investors who are subject to special tax rules, including:

  •
  banks and other financial institutions;

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  insurance companies;

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  governments and governmental entities;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting;

  •
  persons who will hold the Preferred Stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes;

  •
  regulated investment companies;

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  real estate investment trusts;

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  a thrift institution;

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  a person that purchases or sells the Preferred Stock as part of a wash-sale for tax purposes;

  •
  a U.S. expatriate;

  •
  tax-exempt organizations;

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  persons whose functional currency is not the U.S. dollar;

  •
  persons who are subject to alternative minimum tax; and

  •
  partnerships and other pass-through entities.

These investors may be subject to tax rules that differ significantly from those summarized below.

        If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Stock, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the Preferred Stock.

        For purposes of this summary, you are a "U.S. holder" if you are a beneficial owner of the Preferred Stock and you are for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in the U.S. or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (A) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. You are a "non-U.S. holder" if you are a beneficial owner of the Preferred Stock that is an individual, corporation, estate or trust that is not a U.S. holder.

        This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. Each prospective investor is urged to consult its own tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the Preferred Stock.

U.S. Holders

Distributions on the Preferred Stock

        In general, if distributions are made with respect to the Preferred Stock, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the Preferred Stock. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under "U.S. Holders—Sale or Redemption of the Preferred Stock."

        Distributions paid to individual holders of Preferred Stock in taxable years beginning before January 1, 2013, to the extent such distributions are treated as dividends, will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as "qualified dividend income" for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual stockholders with respect to Preferred Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Preferred Stock becomes ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as "investment income" for purposes of determining the holder's limit for the deduction of investment interest under Section 163(d) of the Code. In the absence of legislation extending the term of the reduced maximum tax rate, dividends paid to individual holders in taxable years beginning after December 31, 2012 will be subject to tax at ordinary income rates.

        Dividends received by corporate holders of the Preferred Stock may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to "debt financed portfolio stock" under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an "extraordinary dividend" subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder's shares (but not below zero) by the "non-taxed portion" of any "extraordinary dividend" and, if the non-taxed portion exceeds the holder's tax basis for the shares, must treat any excess as gain from the sale or exchange of the shares in the year the payment is received. Individual holders of Preferred Stock that receive any "extraordinary dividends" that are treated as "qualified dividend income" (as discussed above) will be required to treat any losses on the sale of such Preferred Stock as long-term capital losses to the extent of such dividends. We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

Sale or Redemption of the Preferred Stock

        On the sale or exchange of the Preferred Stock to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (i) the amount of cash and the fair market value of any property you receive on the sale and (ii) your tax basis in the Preferred Stock. Any such capital gain or loss will constitute long-term capital gain or loss if you have held (or are treated as having held) your Preferred Stock for more than one year as of the date of the sale or exchange. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

        On the redemption of Preferred Stock by us, your surrender of the Preferred Stock for the redemption proceeds will be treated either as a payment received upon sale or exchange of the Preferred Stock or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

        The redemption will be treated as gain or loss from the sale or exchange of Preferred Stock (as discussed above) if:

  •
  the redemption is "substantially disproportionate" with respect to you within the meaning of Section 302(b)(2) of the Code;

  •
  your interest in the Preferred Stock and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

  •
  the redemption is "not essentially equivalent to a dividend" (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are "not essentially equivalent to a dividend" if the redemption results in a "meaningful reduction" of your interest in the issuer.

        In determining whether any of these tests has been met, you must take into account not only the Preferred Stock and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

        If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the Preferred Stock will be treated as a distribution that is subject to the tax treatment described above under "U.S. Holders—Distributions on the Preferred Stock." The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Stock. Your tax basis in the redeemed Preferred Stock should be transferred to your remaining Preferred Stock. If, however, you have no remaining Preferred Stock, your basis could be lost.

        Any redemption proceeds that are attributable to any declared but unpaid dividends on the Preferred Stock will generally be subject to the rules described above under "U.S. Holders—Distributions on the Preferred Stock."

        We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

Medicare Tax on Unearned Income

        For taxable years beginning after December 31, 2012, a U.S holder that is an individual, estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (i) the U.S. holder's "net investment income" for the relevant taxable year and (ii) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income will generally include its dividend income and its net gains from the disposition of Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Preferred Stock.

Information Reporting and Backup Withholding

        Information reporting will generally apply to non-corporate U.S. holders with respect to payments of dividends on the Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding on payments of dividends on the Preferred Stock and certain payments of proceeds on the sale or other disposition of the Preferred Stock unless the beneficial owner of the Preferred Stock furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

        U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder's U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

 CERTAIN ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons and penalties and liabilities under ERISA and the Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws ("Similar Laws").

        The U.S. Department of Labor has issued a regulation (the "Plan Asset Regulation") setting forth standards it will apply for determining what constitutes the assets of a Plan. Under the Plan Asset Regulation, if a Plan acquires an equity interest in an entity, the underlying assets of the entity will not be considered Plan assets if the equity interest is a "publicly offered security." For purposes of the Plan Asset Regulation, a "publicly offered security" is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held," and, (3) sold to the Plan as part of an offering to the public pursuant to an effective registration statement under the Securities Act and part of class of securities that is registered under the Exchange Act within 120 days, or such later time as may be allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. If the Preferred Stock is deemed to satisfy these requirements, then the Preferred Stock would be treated as a "publicly offered security" and, accordingly, our underlying assets would not be considered to be assets of any Plan investing in the Preferred Stock. However, if the Preferred Stock is not deemed to satisfy all of these requirements, then certain adverse consequences described below could result.

        The acquisition of the securities offered hereby by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs", that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the securities offered hereby. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of securities offered hereby nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction (the "service provider exemption"). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the securities offered hereby should not be acquired by any person investing "plan assets" of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

        Any purchaser or holder of the securities offered hereby or any interest therein will be deemed to have represented by its acquisition of the securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the securities offered hereby on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition of the securities offered hereby will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the securities offered hereby on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments as well as the availability of exemptive relief under any of the PTCEs listed above or the service provider exemption, as applicable. Purchasers of the securities issued hereby have exclusive responsibility for ensuring that their purchase of securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws. The sale of any securities offered hereby to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives or underwriters that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

 UNDERWRITING

        We have entered into an underwriting agreement with the underwriters named below with respect to the shares being offered. Sandler O'Neill & Partners, L.P. is acting as the representative of the underwriters. Subject to the terms and conditions of the underwriting agreement between us and the representative on behalf of the several underwriters, we have agreed to issue and sell 4,000,000 shares of our Preferred Stock, and the underwriters through their representative have severally, but not jointly, agreed to purchase from us the number of shares of Preferred Stock listed opposite their names below.

Underwriter	Number of Shares
Sandler O'Neill & Partners, L.P.
Stifel, Nicolaus & Company, Incorporated
Janney Montgomery Scott LLC
Boenning & Scattergood, Inc.
Total

        Subject to the conditions precedent specified in the underwriting agreement, the underwriters are obligated to take and pay for all of the shares of Preferred Stock offered if any shares of the Preferred Stock are taken. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of Preferred Stock may be terminated.

        Some of our officer and directors may purchase shares of the Preferred Stock in the offering.

Underwriting Discounts and Commissions and Offering Expenses

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $            per share from the initial public offering price. Any such securities dealers may resell shares to certain other brokers and dealers at a discount of up to $            per share from the public offering price. If all the shares are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us with respect to shares offered hereby.

Per Share	$
Total

        The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses. We estimate that we will pay approximately $275,000 for expenses, excluding underwriting discounts and commissions.

Listing; New Issue of Preferred Stock

        The Preferred Stock has no established trading market. We have applied to have the Preferred Stock listed on NASDAQ under the symbol "TAYCO." If approved, we expect trading of the Preferred Stock on NASDAQ to begin within the 30-day period after the original issuance date. Even if the Preferred Stock is listed, there may be little or no secondary market for the Preferred Stock. Even if a secondary market for the Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial.

No Sale of Similar Securities

        We have agreed for a period of 90 days from the date of this prospectus supplement, that we will not, without the prior written consent of the representative, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of our preferred stock or any security convertible into or exercisable or exchangeable for our preferred stock or file any registration statement under the Securities Act with respect to the foregoing, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of our preferred stock.

Indemnification and Contribution

        We have agreed to indemnify the several underwriters and their respective controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters (and their respective controlling persons) may be required to make in respect of those liabilities.

Price Stabilization and Short Positions and Penalty Bids

        In connection with the offering, the underwriters may purchase and sell shares of our Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing shares in the open market. "Naked" short sales are any short sales in excess of the number of shares the underwriters are required to purchase in the offering. The underwriters must cover any such naked short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the Preferred Stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Preferred Stock. As a result, the price of our Preferred Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise. If these activities are commenced, they may be discontinued by the underwriters at any time.

Affiliations with Underwriters

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP and certain legal matters in connection with the shares will be passed upon for the underwriters by McDermott Will & Emery LLP.

EXPERTS

        The consolidated financial statements of Taylor Capital Group, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference in this prospectus supplement and in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

        Taylor Capital Group, Inc. ("we," "us," "our," or the "Company") may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus.

        This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus, any post-effective amendment and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to "prospectus supplement" are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

        We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "TAYC." On January 7, 2011, the closing price of our common stock was $13.17 per share.

        These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

        This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

        Our principal executive offices are located at 9550 West Higgins Road, Rosemont, Illinois 60018, and our telephone number is (847) 653-7978.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 26, 2011.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

        Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC's website or at the SEC office mentioned under the heading "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider carefully the risks, uncertainties and other factors incorporated by reference herein that are described under "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K (also on file with the SEC and incorporated herein by reference), as may be amended, supplemented or superseded from time to time by information in other reports we file with the SEC in the future that are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement. If any of the events described in such "Risk Factors" section (as amended, supplemented or superseded) or elsewhere occurs or the risks described in such "Risk Factors" section (as amended, supplemented or superseded) actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "may," "might," "expect," "plan," "predict," "potential," "contemplate," "should," "will," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2011 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation:

  •
  the risk that our regulators could require us to maintain regulatory capital in excess of the levels needed to be considered well capitalized;

  •
  the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio;

  •
  possible volatility in loan charge-offs and recoveries between periods;

  •
  negative developments and further disruption in the credit and lending markets impacting our business and the businesses of our customers, as well as other banks and lending institutions with which we have commercial relationships;

  •
  the continued decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area;

  •
  the risks associated with the high volume of loans secured by commercial real estate in our portfolio;

  •
  the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market;

  •
  the risks associated with the establishment of our new mortgage unit, including the expansion into new geographic markets;

  •
  the risks associated with attracting and retaining experienced and qualified personnel, including our senior management and other key personnel in our core business lines;

  •
  uncertainty in estimating the fair value of loans held for sale and the possibility that we will not be able to dispose of these assets on terms acceptable to us;

  •
  the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy;

  •
  the effect on our profitability if interest rates fluctuate, as well as the effect of our customers' changing use of our deposit products;

  •
  the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth;

  •
  continuation of volatility in the capital markets;

  •
  the effectiveness of our hedging transactions and their impact on our future results of operations;

  •
  changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, loan syndication opportunities and competition;

  •
  the impact of changes in legislation, including the Dodd-Frank Act, or regulatory and accounting principles, policies or guidelines affecting our business, including those relating to capital requirements; and

  •
  other economic, competitive, governmental, regulatory and technological factors impacting our operations.

        For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we made with the SEC. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors.

TAYLOR CAPITAL GROUP, INC.

        Our primary businesses are commercial banking and mortgage origination. Our target commercial lending customers are closely-held businesses in industries such as manufacturing, wholesale and retail distribution, transportation, construction contracting and professional services. Our clients are generally closely held, middle-market companies with annual revenues between $5 million and $250 million, and are generally not public. Our commercial lending activities primarily consist of providing loans for working capital; business expansion or acquisition; owner-occupied commercial real estate financing; revolving lines of credit; and stand-by and commercial letters of credit. Our commercial and industrial lending group operates primarily in the Chicago area. Through offices across the United States, we also offer asset-based financing, including revolving lines of credit supported by receivables and inventory and term loans supported by equipment and real estate.

        In addition to our lending activities, we offer deposit products, such as checking, savings and money market accounts; time deposits and repurchase agreements to our business customers. We also offer corporate treasury cash management services to our commercial clients, including internet balance reporting, remote deposit capture, positive pay, automated clearing house products, imaged lock-box processing, controlled disbursement and account reconciliation. We also cross-sell products and services to the owners and executives of our business customers designed to help them meet their personal financial goals and include personal customized credit and wealth management services. We use third-party providers to augment our offerings to include investment management and brokerage services. In addition to commercial clients, we provide deposit and credit services to our community-based customers, typically individuals and small, local businesses located near one of our nine banking centers.

        In January 2010, we established Cole Taylor Mortgage by hiring a team of individuals with extensive mortgage banking experience. This business unit began originating loans during the first quarter of 2010 and grew substantially in 2010. As of September 30, 2010, Cole Taylor Mortgage had 120 full time employees. This business unit sources mortgages through both retail offices and brokers throughout the United States, as well as our Chicago-based banking centers. As of December 31, 2010, Cole Taylor Mortgage was qualified in 17 states, and it expects to qualify in additional states in the near future.

        Our principal executive office is located at 9550 West Higgins Road, Rosemont, Illinois 60018, our phone number is (847) 653-7978 and our website is www.taylorcapitalgroup.com. Other than as described in "Where You Can Find More Information" below, the information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our web site address is included as an inactive textual reference only.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus.

USE OF PROCEEDS

        The applicable prospectus supplement relating to a specific issuance of securities will set forth details on our use of proceeds from sales of such securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws, the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

        We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

        The following description briefly summarizes our common stock. The following summary description and any summary description of the common stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws and the Delaware General Corporation Law. Our Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws are on file with the SEC and are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain copies.

General

        We may issue common stock from time to time. We have one class of common stock. Of the 45,000,000 shares of our common stock with a par value of $0.01 per share authorized, 17,877,708 shares were outstanding as of December 31, 2010, exclusive of shares held in treasury.

Dividend Rights

        Holders of our common stock are entitled to receive any cash dividends that may be declared by our Board of Directors. During the second quarter of 2008, our Board of Directors discontinued dividend payments to common stockholders. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. In connection with our participation in TARP CPP and the issuance of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B ("Series B Preferred"), we need the consent of the U.S. Treasury before we can pay any dividends on our common stock. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend upon our earnings and financial condition, the capital requirements of the Company and our subsidiaries, regulatory conditions and considerations and other factors as our Board of Directors may deem relevant. No cash dividends will be paid with respect to our common stock for any period unless dividends for the same period, and any accumulated but unpaid dividends, with respect to our preferred stock have been paid.

Voting Rights

        Each share of Common Stock entitles the holder thereof to one vote per share on all matters on which the holders of our Common Stock are entitled to vote. The common stock does not have cumulative voting rights.

Rights Upon Liquidation

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preemptive Rights

        The holders of our common stock have no preemptive rights.

Miscellaneous

        Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

DESCRIPTION OF PREFERRED STOCK

Preferred Stock That We May Offer

        The following description briefly summarizes preferred stock that we may offer from time to time. The following summary description and any summary description of such preferred stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws, the Delaware General Corporation Law and the certificate of designations relating to the particular series of our preferred stock. Our Third Amended and Restated Certificate of Incorporation, Third Amended and Restated By-laws and the certificates of designation relating to our outstanding series of preferred stock are on file with the SEC and are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain copies.

        General.    Under our Third Amended and Restated Certificate of Incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, and to determine the voting powers and the designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations or restrictions of each series. As of December 31, 2010, 2,010,153 shares of our preferred stock were issued and outstanding. We may amend our Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Third Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law.

        Under regulations adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

        We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

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  the number of shares being offered;

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  the title and liquidation preference per share;

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  the purchase price;

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  the dividend rate or method for determining that rate;

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  the dates on which dividends will be paid;

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  whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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  any applicable redemption or sinking fund provisions;

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  any applicable conversion provisions;

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  whether we have elected to offer depositary shares with respect to that series of preferred stock; and

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  any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

        The preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

        Dividend Rights.    If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement.

        We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

        Liquidation Rights.    In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, you will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

        Redemption.    The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of a particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

        Conversion Rights.    The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

        Voting Rights.    The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Depositary Shares

        We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue "depositary receipts" for these "depositary shares." Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we offer depositary shares pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of the depositary shares and the underlying preferred stock to which the depositary shares relate.

        The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the Commission.

Outstanding Preferred Stock

Series B Preferred Stock

        We have 104,823 shares of Series B Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The shares of the Series B Preferred were sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program. The following is a brief description of the terms of the Series B Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation.

        Dividend Rights.    Holders of shares of Series B Preferred are entitled to receive if, as and when declared by our board of directors, out of legally available funds, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series B Preferred with respect to each dividend period from November 21, 2008 to, but excluding, November 22, 2013. From and after November 22, 2013, holders of shares of Series B Preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series B Preferred with respect to each dividend period thereafter.

        Priority of Dividends.    With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series B Preferred rank:

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  senior to our common stock and all other equity securities designated as ranking junior to the Series B Preferred (i.e., the Series D Preferred and any series of preferred stock being offered designated as ranking junior to the Series B Preferred); and

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  at least equally with all other equity securities designated as ranking on a parity with the Series B Preferred with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company (i.e., the Series C Preferred, the Series E Preferred and any series of preferred stock being offered designated as ranking on a parity with the Series B Preferred).

        So long as any shares of Series B Preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock.

        In addition, we may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series B Preferred for all prior dividend periods, other than:

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  purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business;

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  purchases or other acquisitions by broker-dealer subsidiaries of our company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of business;

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  purchases or other acquisitions by broker-dealer subsidiaries of our company for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

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  redemptions or repurchases of rights pursuant to any stockholders' rights plan;

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  the acquisition by us of record ownership of junior stock or parity stock for the beneficial ownership of any person (other than us), including as trustees or custodians; and

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  the exchange or conversion of (i) junior stock for or into other junior stock or (ii) parity stock for or into other parity stock or junior stock, but only to the extent that (x) such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008, or (y) any subsequent agreement calls for the accelerated exercise, settlement or exchange thereof for common stock.

        Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series B Preferred from time to time out of any funds legally available for such payment, and the Series B Preferred will not be entitled to participate in any such dividends.

        Redemption.    The Series B Preferred may not be redeemed prior to November 22, 2011 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $26,205,750, which equals 25% of the aggregate liquidation amount of the Series B Preferred on the date of issuance. In such a case, we may redeem the Series B Preferred, in whole or in part, subject to the approval of the Federal Reserve Board, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A "qualified equity offering" is a sale and issuance for cash by us, to persons other than us or our subsidiaries after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to November 21, 2008.

        After November 22, 2011, the Series B Preferred may be redeemed by us at any time, in whole or in part, subject to the approval of the Federal Reserve Board and the notice requirements described below.

        In any redemption, the redemption price of the Series B Preferred will be an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

        The Series B Preferred is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series B Preferred have no right to require the redemption or repurchase of their shares of Series B Preferred.

        In the case of any redemption of less than all of the shares of Series B Preferred, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors may determine to be fair and equitable. Furthermore, if we repurchase shares of Series B Preferred from a holder other than the initial holder, we must offer to repurchase a ratable portion of the shares of Series B Preferred then held by the initial holder.

        Shares of Series B Preferred that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

        Liquidation Rights.    In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B Preferred will be entitled to receive an amount per share, referred to as the "total liquidation amount," equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to, but excluding, the date of payment. Holders of Series B Preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series B Preferred.

        If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series B Preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series B Preferred and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series B Preferred has been paid in full to all holders of Series B Preferred and other shares of parity stock, the holders of our common stock and any other shares ranking, as to such distribution, junior to Series B Preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into, any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

        Voting Rights.    Except as indicated below or otherwise required by law, holders of Series B Preferred will not have any voting rights.

        Election of Two Directors upon Non-Payment of Dividends.    If dividends on the Series B Preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of Series B Preferred, together with the holders of any outstanding parity stock with like voting rights (the "Voting Parity Stock"), voting as a single class, will be entitled to elect the two additional members to our board of directors (the "Preferred Stock Directors"), at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends on the Series B Preferred for all past dividend periods have been paid in full. The election of any Preferred Stock Director is subject to the qualification that his or her election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

        Upon the termination of the right of the holders of Series B Preferred and Voting Parity Stock to elect Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their terms of office shall terminate immediately and the number of authorized directors on our board will be reduced by the number of Preferred Stock Directors that the holders of Series B Preferred and Voting Parity Stock had been entitled to elect. The holders of a majority of shares of Series B Preferred and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the shares of Series B Preferred and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director. If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of his or her unexpired term.

        Other Voting Rights.    So long as any shares of Series B Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by our Third Amended and Restated Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

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  any amendment or alteration of our Third Amended and Restated Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series B Preferred with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

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  any amendment, alteration or repeal of any provision of the Series B Preferred Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of Series B Preferred; or

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  any consummation of a binding share exchange or reclassification involving the Series B Preferred or a merger or consolidation of us with another entity, unless the shares of Series B Preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities, and such remaining outstanding shares of Series B Preferred or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series B Preferred, taken as a whole.

        The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series B Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series B Preferred to effect the redemption.

        Preemptive Rights.    The holders of our Series B Preferred have no preemptive rights.

Series C Preferred Stock

        We have 1,500,000 shares of our 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C ("Series C Preferred") authorized, of which 1,276,480 shares were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series C Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series C Preferred.

        Dividend Rights.    Holders of Series C Preferred are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference, when, as and if declared by our board of directors, payable quarterly in arrears in January, April, July and October of each year, beginning in October 2010. Dividends on the Series C Preferred are non-cumulative. No cash dividends will be paid with respect to our common stock or any series of preferred stock junior to the Series C Preferred (including the Series D Preferred) for any period unless dividends for the same period with respect to our Series C Preferred have been paid.

        Conversion.    The Series C Preferred is convertible into shares of our common stock at a conversion price of $12.28 per share, subject to adjustments as set forth in the Certificate of Designations for the Series C Preferred. The Series C Preferred is convertible into shares of our common stock at the option of the holders of shares of Series C Preferred at any time, and will be convertible at our option at any time after the earlier to occur of (1) May 28, 2015, and (2) the first date on which the volume-weighted average per share price of our common stock equals or has exceeded 130% of the then applicable conversion price of the Series C Preferred for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013.

        Dividend and Liquidation Priority.    The Series C Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) senior to our common stock, our Series D Preferred and each other class or series of preferred stock hereafter issued by us (unless the holders of a majority in interest of the outstanding Series C Preferred otherwise agree in writing), and (ii) pari passu with outstanding shares of our Series E Preferred and our Series B Preferred.

        Voting Rights.    Holders of Series C Preferred are entitled to vote on an as-converted basis with the holders of our common stock as a single class on all matters brought before our stockholders and will have no class voting rights except as specifically required under Delaware law.

        Preemptive Rights.    Until the earlier of (a) the date on which the holders of Series C Preferred no longer beneficially own in the aggregate at least 400,000 shares of Series C Preferred (subject to adjustment for stock splits, stock dividends and similar transactions) and (b) May 28, 2012, the Company will provide each holder of Series C Preferred a right to maintain the proportionate equity interest in the company represented by the shares of Series C Preferred held by such holder in connection with any future transactions involving the sale of equity securities, or securities convertible into equity securities, in a capital raising transaction (subject to customary exceptions such as for a firm commitment underwritten public offering).

Series D Preferred Stock

        We have 405,330 shares of our Series D Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series D Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series D Preferred and Series E Preferred.

        Dividend Rights.    Holders of Series D Preferred are entitled to receive dividends when, as and if declared by our board of directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of our common stock that such shares of Series D Preferred would be convertible into in connection with a Widely Dispersed Offering (as defined below) of Series D Preferred. We will not pay any dividends with respect to our common stock unless a dividend is also paid to the holders of Series D Preferred. A "Widely Dispersed Offering" means any sale or other transfer of Series D Preferred or Series E Preferred, as applicable, (a) pursuant to any public offering or public sale of our securities, (b) to a person or group of persons if, after such transfer, such person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities without any such transfer, (c) to a person or group of persons in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than 2% of our outstanding voting securities, (d) pursuant to a merger, consolidation or similar transaction involving if, after such transaction, a person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities, or (e) to a person or group of persons who has been approved by the Federal Reserve Board to hold the number of our voting securities held by such person or group of persons after giving effect to such transfer.

        Conversion.    Each share of Series D Preferred is convertible into one share of our common stock, subject to adjustment as set forth in the Certificate of Designations for the Series D Preferred and Series E Preferred, automatically upon a Widely Dispersed Offering of Series D Preferred.

        Dividend and Liquidation Priority.    The Series D Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) junior to our Series B Preferred, our Series C Preferred, our Series E Preferred and all future issuances of trust preferred stock, and (ii) pari passu with our common stock.

        Voting Rights.    Holders of Series D Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under Delaware law.

        Preemptive Rights.    The holders of our Series D Preferred have no preemptive rights.

Series E Preferred Stock

        We have 223,520 shares of our Series E Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series E Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series D Preferred and Series E Preferred.

        Dividend Rights.    Holders of Series E Preferred are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference, when, as and if declared by our board of directors, payable quarterly in arrears in January, April, July and October of each year, beginning in January 2011. Dividends on the Series E Preferred are non-cumulative. We will not pay any dividends with respect to our Series C Preferred unless a dividend is also paid to the holders of Series E Preferred. No cash dividends will be paid with respect to our common stock or any series of preferred stock junior to the Series E Preferred (including the Series D Preferred) for any period unless dividends for the same period with respect to our Series E Preferred have been paid.

        Conversion.    The Series E Preferred is convertible into shares of Series D Preferred at a conversion price of $12.28 per share, subject to adjustments as set forth in the Certificate of Designations for the Series D Preferred and Series E Preferred. The Series E Preferred are convertible into shares of Series D Preferred at our option at any time after the earlier to occur of (1) May 28, 2015, and (2) the first date on which the volume-weighted average per share price of our common stock equals or has exceeded 130% of the then applicable conversion price of the Series C Preferred for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. In addition, the Series E Preferred is convertible on a one-for-one basis into shares of Series C Preferred upon any sale or other transfer of Series E Preferred in a Widely Dispersed Offering.

        Dividend and Liquidation Priority.    The Series E Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) senior to (a) our common stock, and (b) our Series D Preferred and each other class or series of preferred stock hereafter issued by us (unless the holders of a majority in interest of the outstanding Series E Preferred otherwise agree in writing), and (ii) pari passu with outstanding shares of our Series C Preferred and our Series B Preferred.

        Voting Rights.    Holders of Series E Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under Delaware law.

        Preemptive Rights.    Until the earlier of (a) the date on which the holders of Series C Preferred no longer beneficially own in the aggregate at least 400,000 shares of Series C Preferred (subject to adjustment for stock splits, stock dividends and similar transactions) and (b) May 28, 2012, the Company will provide each holder of Series E Preferred a right to maintain the proportionate equity interest in the company represented by the shares of Series E Preferred held by such holder in connection with any future transactions involving the sale of equity securities, or securities convertible into equity securities, in a capital raising transaction (subject to customary exceptions such as for a firm commitment underwritten public offering).

DESCRIPTION OF DEBT SECURITIES

        The debt securities that we may offer by this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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  the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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  the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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  the place or places where the principal of, and any premium or interest on, the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

  •
  whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

  •
  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

  •
  the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

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  the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

  •
  if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

  •
  whether the debt securities may be issuable in tranches;

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  the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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  if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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  any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

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  any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

  •
  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

  •
  whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

  •
  whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

  •
  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

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  any other material terms or conditions upon which the debt securities will be issued.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. "Business day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

        Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

        The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

        The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

        The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

  •
  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

  •
  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

  •
  we have delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

        If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

        Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term "wholly owned subsidiary" means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

        Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest;

  •
  a reduction in the principal amount of, or interest on, any debt securities;

  •
  an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

  •
  a change in the currency in which any payment on the debt securities is payable;

  •
  an impairment of a holder's right to sue us for the enforcement of payments due on the debt securities; or

  •
  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

        Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

  •
  waive compliance by us with certain restrictive provisions of the indenture; and

  •
  waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

        Unless we indicate otherwise in the applicable prospectus supplement, "event of default" under the indenture will mean, with respect to any series of debt securities, any of the following:

  •
  failure to pay interest on any debt security for 30 days after the payment is due;

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  failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

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  failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

        The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer's knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

        The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee.

        The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

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  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

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  the trustee has not started such proceeding within 60 days after receiving the request; and

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  no direction inconsistent with such written request has been given to the trustee under the indenture.

        However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance.

        Satisfaction and Discharge of Indenture.    Unless otherwise indicated in the applicable prospectus supplement, if at any time,

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  we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable, or

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  we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

  •
  all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

        Defeasance and Covenant Defeasance.    Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

  •
  to defease and be discharged from all of our obligations with respect to such debt securities ("defeasance"), with certain exceptions described below; or

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  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance").

        We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

  •
  we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

  •
  we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

        In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

        The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

        Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

        We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Delaware, except to the extent the Trust Indenture Act of 1939 is applicable.

Regarding the Trustee

        From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

        The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following items:

  •
  the title and specific designation of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the amount of warrants outstanding, if any;

  •
  the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price or prices of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other terms of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates, which we refer to in this prospectus as "Stock Purchase Contracts." The price per share, and number of shares, of our common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as "Stock Purchase Units." The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

        The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF CERTAIN PROVISIONS OF OUR CHARTER, BY-LAWS AND DELAWARE LAW

        Our Third Amended and Restated Articles of Incorporation and our Third Amended and Restated By-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Third Amended and Restated Certificate of Incorporation

        Authorized Shares of Capital Stock.    Authorized but unissued shares of common stock and preferred stock under our Third Amended and Restated Certificate of Incorporation could (within the limits imposed by applicable law and NASDAQ Stock Market rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

        Concentration of Ownership.    The members of the Taylor family in the aggregate beneficially own approximately 28% of our outstanding shares of common stock (assuming the conversion of shares of Series C Preferred held by them and the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)). Harrison I. Steans, the Chairman of our Executive Committee, and Jennifer W. Steans, one of our directors, in the aggregate and without duplication, beneficially own approximately 14% of our outstanding shares of common stock (assuming the conversion of shares of Series C Preferred held by them and the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)). Although members of the Taylor family and members of the Steans family have not entered into any agreement or arrangement with respect to their voting of our securities, the Steans family, the Taylor family and their respective affiliates, were they to collectively vote in favor of or against any proposal, will be able to exercise significant control over all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions and matters, including mergers or similar transactions and amendments to our certificate of incorporation. Each of the Steans family and the Taylor family, were their respective members to collectively vote in favor of or against any proposal, could also separately exercise significant control over matters requiring approval of our stockholders.

        Executive Committee.    Our Third Amended and Restated Certificate of Incorporation created an Executive Committee, the members of which are members of our board of directors with one director designated for nomination by Financial Investments Corporation, one director designated for nomination by the members of the Taylor family and one director who is our most senior executive officer serving on the board of directors and not affiliated with either Financial Investments Corporation or the Taylor family.

        We may not take action with respect to certain matters, including engaging in certain transactions and entering into certain agreements, without the unanimous approval of the Executive Committee. The required approval of the Executive Committee for us to take many actions or engage in many transactions, including most change of control transactions, such as mergers, consolidations or other business combinations, could prevent us from entering into such transactions despite our board of director's support of the transaction. The members of the Executive Committee may have interests that are not aligned with those of other holders of our capital stock, including with respect to a change of control transaction, and the failure of any one of them to provide approval could prevent us from taking advantage of a transaction potentially beneficial to us and our stockholders.

Third Amended and Restated By-laws

        Limitations on Right to Call Special Meetings; No Action by Written Consent; Stockholder Proposal Notice Requirements.    Under our Third Amended and Restated By-laws, special meetings of our stockholders may be called by our President, the Chairman of our board of directors, or a majority of our board of directors. Our stockholders are entitled to request that our board of directors convene a special meeting of stockholders only upon the written request to the board of directors by the holders of at least 35% of the total voting power of the outstanding stock entitled to vote generally in the election of the members our board of directors. Further, our stockholders are unable to take action by written consent and, therefore, may only take action at stockholder meetings. Additionally, our Third Amended and Restated By-laws require that stockholder proposals meet certain advance notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would only be able to take action as a stockholder, such as electing new directors or approving a merger, at a duly called stockholders meeting and not by written consent.

Delaware Law

        As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Third Amended and Restated Certificate of Incorporation, we are currently governed by Section 203 of the Delaware General Corporation Law. Under Section 203 of the Delaware General Corporation Law, subject to exceptions, we are prohibited from engaging in any business combination with any "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers; through agents; to dealers; through underwriters, brokers or dealers; or through a combination of any of these sales methods or through any other method permitted by law (including in "at the market" equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including:

  •
  the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts or other items constituting agents' or underwriters' compensation;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

        The validity of the issuance of the securities offered by us pursuant to this prospectus will be passed upon for us by our counsel, Katten Muchin Rosenman LLP. Melvin E. Pearl, a member of our board of directors, is a former Partner with Katten Muchin Rosenman LLP and currently serves as "Of Counsel" to that firm. Katten Muchin Rosenman LLP also acts as our counsel from time to time, and a limited number of its attorneys own, in the aggregate, less than 1% of the outstanding shares of our common stock.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2008 and 2009, and for each of the years in the three-year period ended December 31, 2009, and management's assessment of effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC's public reference room at the following location:

  100 F Street, N.E., Room 1580
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

        Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        This prospectus is a part of a Registration Statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement, or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules thereto.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC. This permits us to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supercede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than by filing subsequent information with the SEC. The historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above. The information included elsewhere in this prospectus and the following information incorporated by reference in this prospectus is considered to be part of this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 29, 2010;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 12, 2010, for the quarter ended June 30, 2010, filed with the SEC on August 13, 2010, and for the quarter ended September 30, 2010, filed with the SEC on November 12, 2010;

  •
  our Current Reports on Form 8-K, and amendments thereto, filed with the SEC on March 30, 2010, April 1, 2010, May 12, 2010, May 21, 2010, May 25, 2010, June 2, 2010, October 19, 2010, October 27, 2010 and October 28, 2010;

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 10, 2002, including all amendments and reports filed for the purpose of updating such description; and

  •
  any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included in such Items, unless otherwise indicated therein), (1) after the date of the filing of the registration statement of which this prospectus forms a part and before its effectiveness or (2) after the date of this prospectus until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated in this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated in this prospectus by reference). You should direct any requests for copies to:

Taylor Capital Group, Inc.
Attention: Steven H. Shapiro, General Counsel and Corporate Secretary
9550 West Higgins Road
Rosemont, Illinois 60018
Telephone number: (847) 653-7978

4,000,000 Shares

Perpetual Non-Cumulative Preferred Stock,
Series A

PROSPECTUS SUPPLEMENT

Sandler O'Neill + Partners, L.P. Sole Book-Running Manager	Stifel Nicolaus Weisel
Janney Montgomery Scott	Boenning & Scattergood, Inc.

                        , 2012